UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Lincoln National Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If other than the Registrant)

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PHILADELPHIA, PENNSYLVANIA

April 27, 2006

Dear Fellow Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders scheduled for Friday, June 9, 2006, at 10:00 a.m., local time, at Delaware Investments, Inc., Second Floor Auditorium, Two Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania. Our Board of Directors and management look forward to greeting you.

The enclosed Notice of Meeting and Proxy Statement describe the matters to be acted upon at the Annual Meeting of Shareholders. Please review these documents carefully.

It is important that you vote your shares of our stock, either in person or by proxy. To assist you in voting your shares, we offer, in addition to voting through the use of a proxy card, voting via telephone and over the Internet. If you are unable to attend, please sign, date and mail the enclosed proxy card in the postage-paid envelope provided, or vote your shares in any other manner described in the enclosed proxy statement.

On behalf of the Board of Directors, thank you for your continued support.

Sincerely,

Jon A. Boscia
Chairman and Chief Executive Officer

LINCOLN NATIONAL CORPORATION

PHILADELPHIA, PENNSYLVANIA

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

April 27, 2006

The Annual Meeting of Shareholders of Lincoln National Corporation will be held on Friday, June 9, 2006, at 10:00 a.m., local time, at Delaware Investments, Inc., Second Floor Auditorium, Two Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania.

The items of business are:

1.	to elect five directors for three-year terms expiring in 2009;

2.	to ratify the appointment of Ernst & Young LLP, as independent registered public accounting firm for 2006; and

3.	to consider and act upon such other matters as may properly come before the meeting.

You have the right to receive this notice and vote at the Annual Meeting of Shareholders if you were a shareholder of record at the close of business on April 18, 2006. Please remember that your shares cannot be voted unless you cast your votes by one of the following methods: (1) sign and return a proxy card; (2) call the 800 toll-free number listed on the proxy card; (3) vote via the Internet as indicated on the proxy card; (4) vote in person at the Annual Meeting; or (5) make other arrangements to vote your shares.

For the Board of Directors,

C. Suzanne Womack
Secretary

LINCOLN NATIONAL CORPORATION

1500 MARKET STREET, SUITE 3900

CENTRE SQUARE WEST

PHILADELPHIA, PENNSYLVANIA 19102

PROXY STATEMENT

Annual Meeting of Shareholders

June 9, 2006

Our Board of Directors is soliciting proxies in connection with the proposals to be voted on at the Annual Meeting of Shareholders scheduled for June 9, 2006 (the “Annual Meeting”). The Annual Meeting will be held at Delaware Investments, Inc., Second Floor Auditorium, Two Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania, beginning at 10 a.m. local time. We are first mailing this Proxy Statement and enclosed proxy to our shareholders on or about April 27, 2006. Whenever we refer in this Proxy Statement to the “Annual Meeting,” we are also referring to any meeting that results from an adjournment of the Annual Meeting.

What proposals are being voted on at the Annual Meeting?

At the Annual Meeting, shareholders are being asked to vote upon the following items of business:

1.	to elect five directors for three-year terms expiring in 2009;

2.	to ratify the appointment of Ernst & Young LLP, as independent registered public accounting firm for 2006; and

3.	to consider and act upon such other matters as may properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on April 18, 2006, the record date for the meeting, are entitled to vote at the Annual Meeting. As of the record date, we had 280,949,868 shares of Common Stock and 14,965 shares of $3.00 Cumulative Convertible Preferred Stock, Series A issued, outstanding, and entitled to vote at the Annual Meeting. You are entitled to one vote for each share of Common Stock and each share of Preferred Stock you own. The number of shares you own (and may vote) is listed on the proxy card.

What constitutes a quorum?

A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum, which is the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business. Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. Generally, “broker non-votes” occur when brokerage firms return proxies for which no voting instructions have been received from beneficial owners and the broker does not have discretionary authority to vote on the proposal. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment of the Annual Meeting, unless a new record date is set).

How do I vote?

1. In person. Attend the Annual Meeting and vote your shares, or send a personal representative with an appropriate proxy.

If you own your shares in “street name” (i.e., through a broker-dealer or other financial institution) and you want to vote at the Annual Meeting, you will need to obtain a proxy card from the institution that holds your shares.

If you own share equivalents through the Lincoln National Corporation Common Stock fund of the Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan, The Lincoln National Life Insurance Company

Agents’ Savings and Profit-Sharing Plan or the Jefferson-Pilot Teamshare Plan, all of which are 401(k) plans, you cannot vote at the Annual Meeting. Instructions on voting these share equivalents are described in more detail below.

2. By Mail. Mark, date, sign and mail the proxy card in the prepaid envelope. If you return the proxy card but do not mark your voting preference, the individuals named as proxies will, to the extent permissible, vote your shares in accordance with the description of each item in this proxy statement. With respect to any other matter that properly comes before the Annual Meeting, the individuals named as proxies will, to the extent permissible, vote all proxies in the manner they perceive to be in our best interests.

3. By Telephone or Internet. You may submit your proxy with voting instructions by telephone if you are calling within the United States, Canada or Puerto Rico. You may submit your proxy through the Internet by visiting the website listed on the enclosed proxy card.

If you hold your shares in “street name,” please check your proxy card or contact your broker, nominee, fiduciary or other custodian to determine if you will be able to vote by telephone or Internet.

If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number noted on the enclosed proxy card before your proxy will be accepted. In addition to the instructions that appear on the enclosed proxy card and information sheet, step-by-step instructions will be provided by recorded telephone message or at the designated website on the Internet.

Can I revoke my proxy and change my vote after I return my proxy card?

Yes. You may revoke your proxy at any time prior to the Annual Meeting by sending our Corporate Secretary a written revocation or by submitting a new proxy by mail, telephone or Internet, or by attending the Annual Meeting and voting your shares in person.

How do I vote my 401(k) and/or dividend reinvestment plan shares?

If you have invested in the Lincoln National Corporation Common Stock fund of the Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan, The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan, the Jefferson-Pilot Teamshare Plan or the Jefferson-Pilot Agents’ Retirement Plan, the enclosed proxy/voting instruction card, when executed and returned by you, will instruct the trustees of your plan how to vote the shares of Common Stock allocated to your account. If our stock books contain identical account information regarding Common Stock that you own directly and Common Stock that you own through one or more of those plans, you will receive a single proxy/voting instruction card representing all shares owned by you. If you participate in one of these plans and do not return a proxy/voting instruction card by 11:59 p.m. (E.D.T.) on June 6, 2006, the trustees of your plan will vote the shares in your account in proportion to shares held by your plan for which voting instructions have been received.

If you participate in our dividend reinvestment plan or participated in Jefferson-Pilot’s dividend reinvestment plan, your proxy/voting instruction card(s) will also include your shares of Common Stock allocated to your accounts in that plan. To vote your shares in those plans, you must return your proxy/voting instruction card(s) or submit your voting instructions by telephone or over the Internet as instructed on your proxy/voting instruction card(s).

If you own our shares through an employee benefit plan other than those plans mentioned above, you should contact the administrator of your plan if you have questions regarding how to vote your shares.

What vote is required to approve each item?

A plurality of the votes cast is required for the election of directors (Item 1), which means that the director nominees receiving the highest number of votes will fill the open director seats. We do not have cumulative voting for directors. With respect to the ratification of the independent registered public accounting firm (Item 2) or other matters that may be properly presented at the Annual Meeting, the proposals will be approved if more shares are cast in favor of the proposal than against it. For this purpose, abstentions and, if applicable, broker non-votes, are not counted as votes cast.

If any other matters are properly presented at the meeting, a particular proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

Who may solicit proxies?

Our directors, officers and employees may solicit proxies on behalf of the Board via mail, telephone, fax, and personal contact.

Who pays for the costs of soliciting proxies?

We will pay the cost of soliciting proxies. Our directors, officers and employees will receive no additional compensation for soliciting proxies. We will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of stock that those brokerage firms, banks, custodians and fiduciaries hold of record.

SECURITY OWNERSHIP

Security Ownership Of More Than 5% Beneficial Owners

We have two classes of equity securities: Common Stock and Preferred Stock. The following table shows the names of persons known by us to beneficially own more than 5% of our Common Stock at December 31, 2005. We know of no one who beneficially owns more than 5% of our Preferred Stock.

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS

AS OF DECEMBER 31, 2005

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Common Stock	Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105	17,548,126 shares	9.98%

Common Stock	Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	10,359,400 shares	5.89%

The information set forth in this Table is based solely on our review of Schedules 13G filed with the SEC and as of the date set forth above. As a result of our merger with Jefferson-Pilot as well as any dispositions or acquisitions of our Common Stock since the Schedule 13G filings, the share number shown above may have materially changed. The percent of class is based on the outstanding Common Stock on March 31, 2006 (before giving effect to our merger with Jefferson-Pilot). We do not have information regarding the foregoing share positions after the merger. Information regarding the amount and nature of beneficial ownership is to the best of our knowledge.

Security Ownership of Directors, Nominees and Executive Officers

The following table shows the number of shares of Common Stock and stock units (i.e., non-transferable, non-voting “phantom” units, the value of which is the same as the value of the corresponding number of shares of Common Stock) beneficially owned by each director, nominee for director, and “Named Executive Officer,” individually, and by all directors and executive officers as a group (in each case as of April 3, 2006). As of that date, none of the persons listed in that table owned any Preferred Stock.

Whenever we refer in this Proxy Statement to the “Named Executive Officers,” we are referring to those Executive Officers that we are required to identify in the Summary Compensation Table on page 36.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

AS OF APRIL 3, 2006

NAME	AMOUNT OF LNC COMMON STOCK AND NATURE OF BENEFICIAL OWNERSHIP[1]	PERCENT OF CLASS	LNC STOCK UNITS[2]	TOTAL OF LNC COMMON STOCK AND STOCK UNITS
William J. Avery	7,919	*	9815	17,734
J. Patrick Barrett	29,111	*	36,319	65,430
Jon A. Boscia	1,271,864	*	47,993	1,319,857
William H. Cunningham	75,042	*	10,784	85,826
Robert W. Dineen	48,501	*	898	49,399
Jude T. Driscoll	75,200	*	4,503	79,703
Dennis R. Glass	1,274,037	*	—	1,274,037
John H. Gotta	246,819	*	6,041	252,860
George W. Henderson, III	66,139	*	17,474	83,613
Eric G. Johnson	15,344	*	17,672	33,016
M. Leanne Lachman	18,114	*	29,823	47,937
Michael F. Mee	9,595	*	11,600	21,195
William P. Payne	84,796	*	9,040	93,836
Patrick S. Pittard	78,612	*	10,777	89,389
Jill S. Ruckelshaus	22,114	*	11,293	33,407
David A. Stonecipher	3,328,487	1.13%	—	3,328,487
Westley V. Thompson	173,319	*	27,098	200,417
Isaiah Tidwell	3,896	*	968	4,864
Glenn F. Tilton	10,272	*	10,421	20,693
All Directors and Executive Officers as a group –28 persons	8,260,020	2.79%	311,807	8,571,827

*	Each of these amounts represents less than 1% of the outstanding shares of our Common Stock as of April 3, 2006.

[1]

The number of shares that each person named in this table has a right to acquire within 60 days of April 3, 2006 is as follows: Mr. Avery, 3,750 shares; Mr. Barrett, 9,750 shares; Mr. Boscia, 971,152 shares; Mr. Cunningham, 73,813 shares; Mr. Driscoll, 36,000 shares; Mr. Glass, 1,190,797; Mr. Gotta, 154,000 shares; Mr. Henderson, 65,533, shares; Mr. Johnson, 9,750 shares; Ms. Lachman, 9,750 shares; Mr. Mee, 6,750 shares; Mr. Payne, 73,813 shares; Mr. Pittard, 75,656 shares; Ms. Ruckelshaus, 9,750 shares; Mr. Stonecipher, 3,110,936 shares; Mr. Thompson, 134,275 shares; Mr. Tidwell, 3,806 shares; and Mr. Tilton, 6,750 shares. In addition, the shares listed above include restricted stock of which the following persons have sole voting power (and no investment power): Mr. Avery, 2,169 shares; Mr. Barrett, 8,361 shares; Mr. Johnson, 5,594 shares; Ms. Lachman, 8,364 shares; Mr. Mee, 2,845 shares; Ms. Ruckelshaus, 8,364 shares; and Mr. Tilton, 2,306 shares. The following individuals share voting and investment power with their spouse to the specified number of shares: Mr. Boscia, 3,458 shares and Mr. Gotta, 26,871. In addition, the shares listed above include certain shares owned by the individual’s spouse: Mr. Boscia, 47,804 shares and Mr. Stonecipher, 13,247 shares. Mr. Stonecipher’s shares include 86,100 shares held in a trust. Finally, the shares listed above include shares that are held in charitable foundations: Mr. Boscia, 50,696 shares are held by the Boscia Family Foundation of which Mr. Boscia is a trustee, and with respect to which, he does not have a pecuniary interest and Mr. Stonecipher, 21,974 shares are held by the Stoneypeak Foundation of which Mr. Stonecipher is a trustee, and respect to which, he does not have a pecuniary interest.

[2]	Our merger with Jefferson-Pilot was a cash/stock election in which Jefferson-Pilot shareholders could elect 1.0906 shares of our Common Stock or $55.96 for each share of Jefferson-Pilot Common Stock owned at the effective time of the merger (April 3, 2006), subject to $1.8 billion in cash consideration being distributed in the merger and related proration rules. Because of the time of the merger, final individual share numbers were not available at the time of the printing of the proxy statement. Accordingly, the security ownership of the former Jefferson-Pilot directors and executive officers included in the table above are, in some cases, estimates based on a final proration factor.

[3]	LNC Stock Units are non-voting, non-transferable phantom stock units that track the economic performance of our Common Stock.

GOVERNANCE OF THE COMPANY

As a result of the completion of our merger on April 3, 2006 with Jefferson-Pilot Corporation, we have amended our bylaws to effectuate various corporate governance changes as required by the agreement and plan of merger. The amended bylaws expanded our Board of Directors from 12 to 15 members and set forth the following additional provisions relating to the composition of our Board of Directors immediately following the merger:

•	our initial Board of Directors was required to consist of eight directors who were members of our Board of Directors prior to the effective time of the merger (referred to as “former LNC directors”), and seven directors who were members of Jefferson-Pilot’s Board of Directors prior to the effective time of the merger (referred to as “former Jefferson-Pilot directors”);

•	our initial Board of Directors was required to have two former Jefferson-Pilot directors and three former LNC directors as members of the class having terms expiring at the 2006 Annual Meeting; three former Jefferson-Pilot directors and two former LNC directors as members of the class having terms expiring at the 2007 Annual Meeting; and two former Jefferson-Pilot directors and three former LNC directors as members of the class having terms expiring at the 2008 Annual Meeting;

•	the lead director of our initial Board of Directors was chosen by the former Jefferson-Pilot directors;

•	our bylaws require each of our initial Board Committees to consist of an equal number of former LNC and former Jefferson-Pilot directors, with former LNC directors having the exclusive authority to recommend replacements of former LNC directors and former JP directors having the exclusive authority to recommend replacements of former JP directors;

•	with respect to any election of directors occurring prior to the 2007 annual shareholders’ meeting, our bylaws require that former LNC directors on our Corporate Governance Committee have the authority to recommend individuals to our Board of Directors to fill vacant former LNC directorships and to recommend nominees to shareholders at an annual meeting to fill former LNC directorships;

•	with respect to any election of directors occurring prior to the 2007 annual shareholders’ meeting, our bylaws require that former Jefferson-Pilot directors on our Corporate Governance Committee have the authority to recommend individuals to our Board of Directors to fill vacant former Jefferson-Pilot directorships and to recommend nominees to shareholders at an annual meeting to fill former Jefferson-Pilot directorships;

•	for a period of 30 months from completion of the merger, our bylaws require the approval of 70% of the directors to:

1.	remove Jon Boscia as our Chairman and CEO or modify his duties and responsibilities;

2.	remove any director;

3.	with respect to any election of directors occurring at or after the 2007 annual shareholders’ meeting (a) elect any director to fill a vacancy or newly created directorship or the nomination of any individual for election as a director by shareholders, unless such person has been recommended to the Board of Directors by the affirmative vote of a majority of the entire membership of the Corporate Governance Committee, or (b) change the composition or chairmanship of any committee of the Board of Directors, unless such change has been recommended by a majority of the entire membership of the Corporate Governance Committee;

4.	remove the lead director or appoint any person as lead director who is not a former Jefferson-Pilot Director;

5.	change the size of the Board of Directors or any committee, or the responsibilities of, or the authority delegated to, any committee of the Board of Directors;

6.	engage in any extraordinary business transactions involving LNC or any of its “significant subsidiaries” (as defined in the Bylaws);

7.	alter, amend or repeal LNC’s Corporate Governance Guidelines, except to the extent necessary to make such guidelines consistent with the bylaws; and

8.	alter, amend or repeal the foregoing bylaw provisions.

Our Corporate Governance Guidelines

Subject to the bylaw amendment discussed above, listed below is what we believe are some, but not all, of the more significant aspects of our Corporate Governance Guidelines. A full text of our Corporate Governance Guidelines is attached as Exhibit 6 and is available on our website (www.lfg.com) and in print to any shareholder who requests them by contacting our Corporate Secretary.

•	A majority of our Board, including the nominees for director, must at all times be independent under the applicable NYSE listing standards as determined under the guidelines for determining the independence of directors. Director independence is discussed further below.

•	The independent directors must meet in executive session at least once a year and at such other times as they may desire. Director J. Patrick Barrett will preside over the meeting(s) of independent directors. The outside directors, including any who are not “independent,” meet (presided over by the lead director) in connection with each regularly scheduled Board meeting and at such other times as they may desire.

•	The Board has, among other Committees, an Audit Committee, Compensation Committee and Corporate Governance Committee and only independent directors may serve on Audit, Compensation and Corporate Governance Committees.

•	The current lead director is David A. Stonecipher. Mr. Stonecipher was the former chairman and chief executive officer of Jefferson-Pilot Corporation.

•	Outside directors are not permitted to serve on more than five boards of public companies in addition to our Board and independent directors who are chief executive officers of publicly held companies may not serve on more than two boards of public companies in addition to our Board. Inside directors are not permitted to serve on more than two boards of public companies in addition to our Board.

•	The written charters of the standing Committees of the Board are reviewed not less than annually. The charters of the Audit, Compensation and Corporate Governance Committees comply with the NYSE’s listing standards. These charters are attached as Exhibits 3, 4 and 5 to this proxy statement. The charters are also available on our website (www.lfg.com) and in print to any shareholder who requests them by contacting our Corporate Secretary.

•	We have Corporate Governance Guidelines that likewise comply with the NYSE’s listing standards, and such Guidelines are attached as Exhibit 6. The Corporate Governance Guidelines are also available on our website (www.lfg.com) and are also available in print to any shareholder who requests them by contacting our Corporate Secretary.

•	We have a Code of Conduct that is available on our website (www.lfg.com) and is also available in print to any shareholder who requests it by contacting our Corporate Secretary. The Code of Conduct comprises our “code of ethics” for purposes of Item 406 of Regulation S-K under the Securities Exchange Act of 1934, as amended, and our “code of business conduct and ethics” for purposes of the NYSE listing standards. We intend to disclose amendments to or waivers from a required provision of the code by including such information on our website at www.lfg.com.

•	Committee chairs serve a minimum of three years and a maximum of six years, unless those limitations are shortened or extended by the Board.

•	We have a mandatory retirement age of 70 for outside directors.

•	The Board conducts a review of the performance of the Board and its Committees each year.

•	The Corporate Governance Committee is responsible for individual director assessments and obtains input for such assessments from all Board members other than the director being assessed. These assessments, including confidential feedback to the director, will be completed at least one year prior to a director’s anticipated nomination for a new term.

•	The Board conducts an annual CEO performance evaluation. The lead director chairs a meeting of the outside directors to discuss the evaluation and communicates the results to the CEO.

•	The Board reviews the annual succession planning report from the CEO, including the position of CEO as well as other executive officers.

•	The Board, Audit Committee, Compensation Committee and Corporate Governance Committee each have authority to retain legal counsel or any other consultants or experts without notification to, or prior approval of, management.

•	Directors are required to submit their resignation from the Board upon changing their occupational status, and the Corporate Governance Committee with input from the CEO makes a recommendation to the Board regarding acceptance of such resignation.

•	Directors are required to achieve share ownership of three times their annual cash portion of the retainer within five years of election to the Board, and all directors are in compliance with such requirements.

•	We will pay the reasonable expenses for each director to attend at least one continuing education program per year.

•	We have a director orientation program for new directors, and all directors are invited to attend orientation programs when they are offered.

•	The Corporate Governance Committee must re-evaluate the Corporate Governance Guidelines each year.

Director Independence

Our Common Stock is traded on the NYSE. NYSE listing standards and our Corporate Governance Guidelines require that a majority of our directors meet the criteria for independence as set forth in the NYSE listing standards. The NYSE listing standards provide that in order to be considered independent, the Board must determine that a director has no material relationship with us other than as a director. As permitted by the NYSE listing standards, the Board has adopted categorical standards to assist it in determining whether its members have such a material relationship with us. These standards, which are part of our Corporate Governance Guidelines, are discussed below and attached as Exhibit 6 to this proxy statement.

The Corporate Governance Committee and the Board have reviewed the independence of each Board member, including the nominees for director at the Annual Meeting, considering the standards set forth in our Corporate Governance Guidelines (which include the NYSE standards for independence). The Board considered, among other things, transactions and relationships between each director or any member of his or her immediate family and us or our subsidiaries and affiliates. In making these determinations, the Board considered that in the ordinary course of business, transactions may occur between us and companies at which some of our directors are or have been officers. In each case, the amount of transactions from these companies in each of the last three years did not approach the thresholds set forth in the categorical standards. The Board also considered charitable contributions to not-for-profit organizations of which our directors or immediate family members are executive officers, none of which approached the levels set forth in our categorical standards.

As a result of this review, the Board affirmatively determined that directors Avery, Barrett Cunningham, Henderson, Johnson, Lachman, Mee, Payne, Pittard, Ruckelshaus, Tidwell, and Tilton are independent because they have none of the following material relationships with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us):

•	is or was an employee, or whose immediate family member is or was an executive officer, of us or our subsidiaries during the three years prior to the independence determination;

•	has received, or whose immediate family member received, from us, during any 12 month period within the three years prior to the independence determination, more than $100,000 in direct compensation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(i) is or an immediate family member is a current partner of our external or internal auditor; (ii) is a current employee of such a firm; (iii) has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) was, or who has an immediate family member that was, within the three years prior to the independence determination (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time;

•	is or was employed, or whose immediate family member is or was employed, as an executive officer of another company where any of our present executives serves on that company’s compensation committee within the three years prior to the independence determination;

•	is or was an executive officer or an employee, or whose immediate family member is or was an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues within the three years prior to the independence determination; and

•	has any other material relationship with us (either directly or as a partner, shareholder, or officer of an organization that has a relationship with us, including any contributions we made to a charitable organization of which the director serves as an executive officer).

In addition, a director who is also a member of our Audit Committee must meet the following additional requirements regarding independence as required by Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934:

1.	A director is not independent if he or she accepts, directly or indirectly, any consulting, advisory, or other compensatory fee from us or any of our subsidiaries, other than the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with us or any of our subsidiaries (provided that such compensation is not contingent in any way on continued service).

2.	A director is not independent if he or she is an “affiliated person” (as defined in Section 10A-3 of the Exchange Act) of us or any of our subsidiaries.

Finally, the Board determined that those directors who are members of the Audit, Corporate Governance, and Compensation Committees are likewise independent of our management and us under our Corporate Governance Guidelines, SEC and NYSE rules.

Qualifications and Director Nomination Process

The Corporate Governance Committee of the Board, which is composed solely of “independent directors,” is responsible for (1) assisting the Board by identifying individuals qualified to become Board members, (2) recommending to the Board the director nominees for the next annual meeting of shareholders and (3) evaluating the competencies appropriate for the Board and identifying missing or under-represented competencies. Our Corporate Governance Guidelines provide that the Board itself should be responsible, in fact as well as procedure, for selecting its own members.

The Corporate Governance Committee does not have any specific minimum qualifications that must be met by a nominee. However, its charter provides that “[I]n nominating candidates, the Committee shall take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience, the extent to which the candidate’s experience complements the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any Committees of the Board. The Committee may consider candidates proposed by management, but is not required to do so.”

The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. The Corporate Governance Committee begins by reviewing the individual director assessments of existing directors who are being considered for re-nomination. Current members of the Board who have skills and experience that are relevant to our business, who are willing to continue to serve and whose director assessment indicates the director has performed well during the most recent term are considered for re-nomination. If any member of the Board being considered for re-nomination does not wish to serve or if the Corporate Governance Committee decides not to re-nominate a given member, the Corporate Governance Committee identifies the desired skills and experience that a potential new nominee should possess. The Corporate Governance Committee also considers whether it is necessary or desirable that the nominee be considered independent under the NYSE listing standards, and, if so, whether the individual meets the standards for independence. The Corporate Governance Committee may, but is not required to, retain an outside firm to assist in the identification and evaluation of potential nominees.

The Corporate Governance Committee is responsible for reviewing with the Board the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment includes integrity, issues of diversity, age, professional accomplishments, skills such as understanding of marketing, finance, accounting, regulation and public policy, international background, commitment to our shared values, etc. – all in the context of an assessment of the perceived needs of the Board at a given point in time.

The Board has delegated the process of screening potential nominees who are not current directors to the Corporate Governance Committee with input from the CEO. In connection with the evaluation of a new nominee, the Corporate Governance Committee determines whether it should interview the nominee, and if warranted, one or more members of the Corporate Governance Committee interview the nominee. Upon completing the evaluation and the interview, the Corporate Governance Committee makes a recommendation to the Board as to whether to nominate the director nominee.

However, as stated above, with respect to any election of directors occurring prior to the 2007 annual shareholders’ meeting, our bylaws require that former LNC directors on our Corporate Governance Committee have the authority to recommend individuals to our Board of Directors to fill vacant former LNC directorships and to recommend nominees to shareholders at an annual meeting to fill former LNC directorships. In addition, with respect to any election of directors occurring prior to the 2007 annual shareholders’ meeting, the bylaws require that former Jefferson-Pilot directors on our Corporate Governance Committee have the authority to recommend individuals to our Board of Directors to fill vacant former Jefferson-Pilot directorships and to recommend nominees to shareholders at an annual meeting to fill former Jefferson-Pilot directorships.

Although the Corporate Governance Committee does not solicit shareholder recommendations regarding director nominees to be proposed by the Board, it will consider such recommendations if they are made in accordance with the procedures set forth in Article I, Section 11 of our Bylaws, which is set forth in Exhibit 2 to this proxy statement and discussed on page 48 of this proxy statement under the heading “Shareholder Proposals.” If the Corporate Governance Committee determines that such a nominee should be considered as a director, it will recommend the nominee to the Board. The Board may accept or reject the proposed nominee. There are no differences in the manner in which the Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder.

Communications with Directors

The Board provides a process for shareholders to send communications to the Board or to the outside directors of the Board. Shareholders with information pertaining to any possible violation of our Code of Conduct, or concerns or complaints pertaining to our accounting, internal accounting controls or audit, or other concerns are invited to communicate this information to the outside members of the Board of Directors at:

The Outside Directors

Lincoln National Corporation

Centre Square, West Tower

1500 Market St, Suite 3900

Philadelphia, PA 19102-2112

Facsimile: 215-977-2881

Attention: Office of the Corporate Secretary

All complaints and concerns will be received and processed by the Corporate Secretary. Relevant and appropriate complaints and concerns will be referred to our Board’s lead director. You may report your concerns anonymously and/or confidentially. If you choose to report your concerns anonymously, we will be unable to contact you in the event we require further information in the course of our investigation. If you choose to report your concerns confidentially, we cannot guarantee absolute confidentiality. In certain circumstances, it would be impossible to conduct a thorough investigation without revealing your identity. No retaliatory action will be taken against employees who raise any concern in good faith.

Director Attendance at 2005 Annual Meeting

The Board does not have a formal policy regarding attendance by Board members at our annual meeting of shareholders, but directors are encouraged to attend the annual meeting of shareholders. All of our directors, except Glenn F. Tilton, attended the 2005 annual meeting of shareholders.

THE BOARD OF DIRECTORS AND COMMITTEES

Our Board is currently composed of 15 members. The members of the Board, including Board nominees, their relevant term of office, and certain biographical information are set forth below under “Item 1 – Election of Directors.” Compensation of our directors is discussed below under “Compensation of Directors.”

During 2005, the Board met ten times. All directors attended 75% or more of the aggregate meetings of the Board and Board Committees that he or she was eligible to attend.

The Board currently has six standing Committees (i.e., Committees composed entirely of Board members): the Audit Committee, the Compensation Committee, the Development Committee, the Corporate Governance Committee, the Securities Committee and the Committee on Corporate Action. The following table lists the Directors who currently serve on the Committees and the number of meetings held for each Committee during 2005. The Audit, Compensation and Corporate Governance Committees each conduct a self-evaluation of their respective committee’s performance each year.

Current Committee Membership and Meetings Held During 2005

(C=Chair    M=Member)

Name	Audit	Compensation	Development	Corporate Governance	Securities	Corporate Action[1]
William J. Avery	M
J. Patrick Barrett		M			M
Jon A. Boscia			M			C
William H. Cunningham		C	M
Dennis R. Glass						M
George W. Henderson, III	M
Eric G. Johnson			C		M
M. Leanne Lachman	C
Michael F. Mee				M
William P. Payne				C
Patrick S. Pittard		M			M
Jill S. Ruckelshaus				M
David A. Stonecipher			M		C
Isaiah Tidwell	M			M
Glenn F. Tilton		M
Number of Meetings in 2005:	10	5	2	6	0	—

[1]	The Committee on Corporate Action normally takes action by the unanimous written consent of the members of that Committee, and three such actions were taken in 2005.

The functions and responsibilities of the key standing Committees of our Board are described below.

Audit Committee

The primary function of the Audit Committee is oversight. The principal functions of the Audit Committee include:

•	assist the Board of Directors in its oversight of (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements; (c) the independent auditor’s qualifications and independence; and (d) the performance of our general auditor and independent auditor;

•	select, evaluate and replace the independent auditors, and approve all engagements of the independent auditors;

•	review significant financial reporting issues and practices;

•	discuss our annual consolidated financial statements and quarterly “management discussion and analysis of financial condition and results of operations” included in our SEC filings and annual report to shareholders, if applicable;

•	inquire about significant risks and exposures, if any, and review and assess the steps taken to monitor and manage such risks;

•	establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal auditing controls, or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	consult with management before the appointment or replacement of the internal auditor; and

•	prepare the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in our annual proxy statement.

The Board has determined that William J. Avery is an “audit committee financial expert” as defined under Item 401 of Regulation S-K under the Securities Exchange Act of 1934, as amended. In addition, the Board has determined that the Audit Committee has other members who qualify as audit committee financial experts. The Board has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit 3 hereto.

More information concerning the Audit Committee, including the Audit Committee Report, is set forth below under “Ratification of the Appointment of the Independent Registered Public Accounting Firm” beginning on page 23.

Compensation Committee

The principal functions of the Compensation Committee include:

•	establish, in consultation with senior management, our general compensation philosophy;

•	review and confer on the selection and development of officers and key personnel;

•	review and approve corporate goals and objectives relevant to the compensation of the chief executive officer, evaluate the chief executive officer’s performance in light of these goals and set the chief executive officer’s compensation level based on this evaluation;

•	review and recommend to the Board for approval candidates for chairman of the Board and chief executive officer;

•	review and approve all compensation strategies, policies and programs that encompass total remuneration of our executive officers and key personnel;

•	make recommendations to the Board regarding incentive compensation and equity-based plans and approve all grants and awards under such plans;

•	approve employment contracts and agreements for executive officers;

•	approve employee benefit and executive compensation plans and programs and changes to such plans and programs, if the present value cost of each plan or change to a plan will not exceed $20 million for the next five calendar years after their effectiveness; and

•	prepare an annual report on executive compensation for inclusion in our proxy statement.

The Compensation Committee has the authority to retain and terminate compensation consultants and to approve any compensation consultant’s fees and terms of retention. A copy of the Compensation Committee Charter is attached as Exhibit 4 hereto.

Corporate Governance Committee

The principal functions of the Corporate Governance Committee include:

•	identify individuals qualified to become Board members;

•	subject to our bylaws, recommend to the Board nominees for director (including those recommended by shareholders in accordance with our Bylaws) and for Board Committees;

•	take a leadership position regarding corporate governance and to develop and recommend to the Board a set of corporate governance principles;

•	develop and recommend to the Board standards for determining the independence of directors;

•	recommend to the Board an overall compensation program for directors;

•	make recommendations to the Board regarding the size of the Board and the size, structure and function of Board Committees;

•	assist in the evaluation of the Board and be responsible for the evaluation of individual directors; and

•	recommend to the Board such additional actions related to corporate governance as the Committee deems advisable.

The Corporate Governance Committee has the authority to retain and terminate search firms and to approve any search firm’s fees and terms of retention. A copy of the Corporate Governance Committee Charter is attached as Exhibit 5 hereto.

Development Committee

The Development Committee generally may authorize the following transactions and expenditures having a value greater than $10 million but not more than $20 million:

•	acquisitions or divestitures of assets, blocks of business (excluding indemnity and financial reinsurance), and equity interests in corporations, partnerships and other legal entities;

•	mergers, strategic investments and joint ventures;

•	capital commitments or expenditures for leases and asset purchases;

•	purchases of securities issued by us or any of our affiliates;

•	issuance of securities by us or any of our affiliates, except for securities from our shelf registration, which are authorized by the Securities Committee;

•	acquisitions or dispositions of information systems development projects; and

•	other transactions referred to the Development Committee by the executive steering committee (a management committee) or chief executive officer.

The Development Committee also may authorize capital transactions (i.e. capital contributions, merger or other capital transaction) among us and our affiliates having a value greater than $100 million but not more than $200 million.

Securities Committee

The principal functions of the Securities Committee include:

•	exercise all the authority of the Board with respect to the issuance and sale of the securities that may from time to time be offered from our shelf registration statement on file with the SEC;

•	make determinations with respect to the terms, conditions and provisions of any securities sold pursuant to the shelf registration statement, provided that, any sales of Common Stock pursuant to the shelf registration statement are at a price of not less than $20 per share nor more than $125 per share (subject to adjustments as a result of stock splits, stock dividends, recapitalizations or similar transactions with respect to the Common Stock).

The functions of the Securities Committee and the Committee on Corporate Action overlap to a large extent. The Securities Committee must approve each offering of securities from the shelf registration statement and to the extent the Securities Committee exercises authority or makes determinations pursuant to its authority, the Committee on Corporate Action must act consistent with the Securities Committee’s actions. The Securities Committee may establish limits or parameters within which the Committee on Corporate Action must act with respect to any offering. The Committee on Corporate Action will exercise authority and make determinations within limits or parameters, if any, set by the Securities Committee. Because the Committee on Corporate Action consists of only two members, it normally will be able to move quickly to take advantage of changing market conditions.

Committee on Corporate Action

Within limits now or hereafter specified by the Board and the Securities Committee, the principal functions of the Committee on Corporate Action include:

•	determine the pricing of the securities offered from the shelf registration statement (including the interest rate, dividend rate, distribution rate or contract adjustment payments, as applicable, the conversion ratio or settlement rate, as applicable, the price at which such securities will be sold to the underwriters, the underwriting discounts, commissions and reallowances relating thereto and the price at which such securities will be sold to the public);

•	approve the final form of underwriting agreement, security and other transaction documents relating to the offering and sale of the securities under the shelf registration statement; provided that, any sales of Common Stock pursuant to the shelf registration statement are at a price of not less than $20 per share nor more than $125 per share (subject to adjustments as a result of stock splits, stock dividends, recapitalizations or similar transactions with respect to the Common Stock); and

•	elect certain classes of our officers as the Board may determine by resolution.

COMPENSATION OF DIRECTORS

Compensation Philosophy

In general, the Board considers a variety of information compiled by compensation analysts when determining the levels and types of compensation to be paid to our outside directors. Although the Board’s outside compensation consulting firm prepared an analysis of director compensation for the Board’s Corporate Governance Committee to consider in mid-2005, a discussion of director compensation was deferred until after the completion of the merger with Jefferson-Pilot Corporation, when the new Board could consider the issue.

The Board endorses each of the six “Best Practices” recommended in the Report of the Blue Ribbon Commission on Director Compensation of the National Association of Corporate Directors. Consistent with those practices, the Board adheres to the following guidelines in establishing outside director compensation:

•	A substantial portion of each outside director’s compensation is paid in shares of our Common Stock or stock units based on our Common Stock;

•	In order to avoid the appearance of employee-like tenure or compromised independence, our outside directors are generally not eligible for defined benefit pensions; and

•	Outside directors are expected to own shares of our Common Stock, or stock units based on our Common Stock, at least equal in value to 3 times the cash portion of their annual retainer (3 x $80,000) within five years of first being elected.

Deferred stock units are a key element of the outside directors’ compensation program, and we pay them under the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors, which became effective July 1, 2004 (“Directors’ Deferred Compensation Plan”). The Directors’ Deferred Compensation Plan was approved by shareholders at the Annual Meeting on May 13, 2004.

Our outside directors receive total annual compensation of $160,000, excluding any fees received for holding the position of a committee chair or lead director. Current total compensation consists of an annual retainer of $80,000 in cash and $80,000 in deferred stock units, which are credited to each outside directors’ account under the Directors’ Deferred Compensation Plan. Directors may also elect to defer the cash component of their annual retainer into various “phantom” investment options, including the Lincoln National Corporation stock unit account option, available under the Directors’ Deferred Compensation Plan. The investment options are the same as those offered under our 401(k) plan for employees. Amounts notionally invested into “phantom” investment options are credited with earnings or losses as if the deferred amounts had been actually invested in either our Common Stock (payable only in stock), or in any of the available investment options. All amounts deferred under the Directors’ Deferred Compensation Plan are payable only upon the Non-Employee Director’s retirement or resignation from the Board.

Committee chairs receive an annual retainer of $5,000 and the lead director receives an annual retainer of $25,000. No Board or Committee meeting fees are paid. Mr. Stonecipher has decided to forego the receipt of all non-employee director compensation. However, in his capacity as lead director, Mr. Stonecipher receives use of an office as well as secretary support, and access to the corporate aircraft for business purposes, plus up to 25 hours per year of flight time for personal use (with imputation of taxable income for any such use). The arrangement is subject to change or termination at any time by the corporate Governance Committee.

The Corporate Governance Committee has discretion to recommend to the Board additional compensation for meetings in addition to the Board’s or a Committee’s regularly scheduled meetings. Finally, Non-Employee Directors who are directors of Lincoln Life & Annuity Company of New York receive an annual retainer of $15,000 and $1,100 for each Board and Committee meeting that they attend.

We also reimburse outside directors for reasonable travel, lodging and related expenses that they incur to attend Board and Committee meetings and at least one continuing education program each year.

Bonus Awards and Service Awards under the DVSP

Prior to July 1, 2004, Non-Employee Directors participated in the Directors’ Value Sharing Plan (the “DVSP”). The DVSP effectively aligned the criteria used for director’s compensation with the criteria applicable to the compensation of our executive officers by paying outside directors “Bonus Awards” that mirrored the long-term incentive cycles, target and measures for long-term incentive awards under our Incentive Compensation Plan. In addition, Directors received Service Awards credited in the form of stock units. As part of the changes approved by the Board and our shareholders, the DVSP was terminated effective as of July 1, 2004. Outside directors who are eligible to receive benefits under the Directors’ Deferred Compensation Plan described above are no longer eligible to receive award payments (Bonus Awards or Service Awards) under the DVSP. Dividend Equivalent Payments continue to be credited with respect to all outstanding awards. There are two Non-Employee Directors who retired prior to July 1, 2004, and who are therefore not eligible to receive awards under the Directors’ Deferred Compensation Plan. Both retired Directors received pro-rated Service Awards based upon the Board’s certification of the achievement of the performance goals established for the 2002-2004 performance cycle, in the amount of $5,748 and $1,690; and one Director received a pro-rated Service Award for the 2003-2005 performance cycle in the amount of $5,870.

This was the last performance cycle payout under the DVSP.

Retirement Benefits

Before 1996, our Directors were allowed to participate in our retirement plan. All Non-Employee Directors who were directors on January 1, 1996, could choose either to (a) have their benefits under the retirement plan converted to deferred stock units, or (b) continue participating in the retirement plan (described below). For any Non-Employee Director who elected to have their benefits converted to deferred stock units, and who dies prior to retirement from the Board, the value of his or her deferred stock units will not be less than the lump sum death benefit that would have been payable under the retirement plan.

Only one of our Directors, Ms. Ruckleshaus, elected to continue participating in the retirement plan. The annual benefit payable to Ms. Ruckelshaus under the retirement plan will be calculated as 0.833% of her annual retainer during the last year she is a Director, multiplied by the number of months she has served on the Board up to a maximum of 120 months. Ms. Ruckelshaus will be credited with 120 months. Ms. Ruckelshaus may elect to receive her retirement benefit in either a single lump sum or in monthly payments beginning at the later of the date she retires from the Board or age 65. If Ms. Ruckleshaus dies prior to the date her retirement benefits begin, a death benefit will be paid to her beneficiary.

The base amount of compensation on which we calculate the Retirement Plan benefit is increased by the same percentage as increases in the aggregate Non-Employee Director compensation. For 2005, the base amount of compensation was approximately $58,000.

Other Benefits

We provide financial planning services to Non-Employee Directors with a value not to exceed $20,000 for an initial financial plan, and $10,000 for annual updates. A Lincoln Financial Advisors financial planner must provide the financial planning services to be eligible for reimbursement. We also allow non-employee directors to participate in certain of our health and welfare benefits including our self-insured medical and dental plans as well as life insurance and accidental death and dismemberment coverages. The participating non-employee director is responsible for all of the premiums for the coverage. Finally, directors are eligible to participate in the Lincoln Financial Group Foundation matching gift program, which matches up to a maximum annual contribution of $2,000 to colleges and universities.

ITEM 1 – ELECTION OF DIRECTORS

Our Board is currently composed of 15 members and is divided into three classes. Each director is elected for a three-year term.

Nominees For Director

If you sign the enclosed proxy card and return it to us, your proxy will be voted for the Board’s nominees for terms expiring at the 2009 Annual Meeting, unless you specifically indicate on the proxy card that you are withholding authority to vote for one or more of those nominees. All of the nominees are current directors of LNC, and nominees Henderson and Tidwell are former Jefferson-Pilot directors. All nominees have agreed to serve on the Board if they are elected. If any nominee is unable (or for whatever reason declines) to serve as a director at the time of the Annual Meeting, proxies may be voted for the election of a qualified substitute nominee selected by the Board.

Nominees for a Term Expiring at the 2009 Annual Meeting

Jon A. Boscia Director since 1998 Age 54

PRINCIPAL OCCUPATION:

•      Chairman of Lincoln National Corporation (2001 – Present)

•      Chief Executive Officer of Lincoln National Corporation (1998 – Present)

FIVE YEAR BUSINESS HISTORY:

•      President of Lincoln National Corporation (1998 – 2001)

•      President, The Lincoln National Life Insurance Company (1999 – 2004)

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

•      Hershey Foods Corporation (2001 – Present)

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

•      Lincoln Life & Annuity Company of New York (1996 – Present)

George W. Henderson, III Director since 2006 Age 57

PRINCIPAL OCCUPATION:

•      Retired Executive

FIVE YEAR BUSINESS HISTORY:

•      Chairman and Chief Executive Officer of Burlington Industries, Inc., a manufacturer of textile products (1995 – 2003)

(Burlington filed for bankruptcy protection under Chapter 11 in late 2001 to transition and modify its business model in the highly competitive textile business).

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

•      Bassett Furniture Industries, Inc. (2004 – Present)

•      Propex Fabrics, Inc. (2004 – Present)

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

None

Eric G. Johnson Director since 1998 Age 55

PRINCIPAL OCCUPATION :

President and Chief Executive Officer of Baldwin Richardson Foods Company, a manufacturer of dessert products and liquid condiments for retail and the food service industry (December 1997 – present)

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

None

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

None

M. Leanne Lachman Director since 1985 Age 63

PRINCIPAL OCCUPATION:

•      President of Lachman Associates LLC, an independent real estate consultant and investment advisor (2003 – Present)

FIVE YEAR BUSINESS HISTORY:

•      Principal and Managing Director of Lend Lease Real Estate Investments, a global investment manager (1999 – 2003)

•      Secretary of G.L. Realty Investors, Inc (1994 – Present)

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

•      Liberty Property Trust (1994 – Present)

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

•      Lincoln Life & Annuity Company of New York (1996 – Present)

Isaiah Tidwell Director since 2006 Age 61

PRINCIPAL OCCUPATION:

•      Retired Executive

FIVE YEAR BUSINESS HISTORY:

•      Executive Vice President and Wealth Management Director for Georgia, Wachovia Bank, N.A., a diversified commercial banking organization (2001 – 2005)

•      President, Georgia Banking Wachovia Bank, N.A. (1999 – 2001)

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

•      Lance, Inc. (1995 – Present)

•      Ruddick Corporation (1999 – Present)

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

None

The Board of Directors recommends a vote FOR each of the nominees.

Directors Continuing In Office

The identity of, and certain biographical information relating to, the directors who will continue in office after the Annual Meeting are set forth below.

Continuing in Office for a Term Expiring at the 2007 Annual Meeting

William J. Avery Director since 2002 Age 65

PRINCIPAL OCCUPATION:

•      Retired Executive

FIVE YEAR BUSINESS HISTORY:

•      Chairman of the Board and Chief Executive Officer of Crown Cork & Seal Company, Inc., a manufacturer of packaging products for consumer goods (1995 – 2001)

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

•      Rohm & Haas (1997 – Present)

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

None

William H. Cunningham Director since 2006 Age 62

PRINCIPAL OCCUPATION & FIVE YEAR BUSINESS HISTORY:

Professor at The University of Texas at Austin (2000 – Present)

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

•      Hayes Lemmerz International, Inc. (2003 – Present)

•      Introgen Theraputics, Inc. (2000 – Present)

•      LIN Television (2002 – Present)

•      Southwest Airlines Co. (2000 – Present)

•      John Hancock Mutual Funds (1986 – Present)

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

None

William Porter Payne Director since 2006 Age 58

PRINCIPAL OCCUPATION & FIVE YEAR BUSINESS HISTORY:

•      Partner, Gleacher Partners LLC, an investment banking and asset management firm (2000 – Present)

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

•      Anheuser Busch, Inc. (1997 – Present)

•      Cousins Properties, Inc. (1996 – Present)

•      Crown Crafts, Inc. (2001 – Present )

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

None

Patrick S. Pittard Director since 2006 Age 60

PRINCIPAL OCCUPATION:

•      Distinguished Executive in Residence at the Terry Business School, University of Georgia (2002 – Present)

FIVE YEAR BUSINESS HISTORY:

•      Chairman, President and Chief Executive Officer of Heidrick & Struggles International, Inc., a global provider of senior level executive search and leadership development services (1997 – 2001)

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

•      Artisan Funds (2001 – Present)

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

None

Jill S. Ruckelshaus Director since 1975 Age 69

PRINCIPAL OCCUPATION:

•      Retired Executive

Business History:

•      Prior to her retirement in 1997, Ms. Ruckelshaus was a consultant for William D. Ruckelshaus Associates, environmental consultants (1989 – 1997)

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

•      Costco, Inc (1996 – Present)

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

•      Lincoln Life & Annuity Company of New York (2003 – Present)

Continuing in Office for a Term Expiring at the 2008 Annual Meeting

J. Patrick Barrett Director since 1990 Age 69

PRINCIPAL OCCUPATION:

•      Chairman and Chief Executive Officer of CARPAT Investments, a private investment company (1987 – Present)

FIVE YEAR BUSINESS HISTORY:

•      President of Telergy, Inc., an applications infrastructure provider serving the telecommunications and energy industries (1998 – 2001)

(Telergy filed a voluntary bankruptcy petition under Chapter 11 of the federal bankruptcy laws in October 2001 and under Chapter 7 in December 2001)

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

None

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

•      Lincoln Life & Annuity Company of New York (1996 – Present)

PRINCIPAL OCCUPATION:

•      President and Chief Operating Officer of Lincoln National Corporation (April 2006 – Present)

FIVE YEAR BUSINESS HISTORY:

•      President and Chief Executive Officer of Jefferson-Pilot Corporation* (March 2004- April 2006)

•      President and Chief Operating Officer of Jefferson-Pilot Corporation* (November 2001 – March 2004)

*  Jefferson-Pilot was merged into one of our wholly owned subsidiaries in April 2006.

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

None

Dennis R. Glass Director since 2006 Age 56

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

•      Jefferson-Pilot Life Insurance Company (1993-present)

•      Jefferson Pilot Financial Insurance Company (1997-present)

•      Jefferson Pilot LifeAmerica Insurance Company (1997-present)

•      Jefferson Standard Life Insurance Company (1994-present)

•      Jefferson-Pilot Investments, Inc. (1994-present)

Michael F. Mee Director since 2001 Age 63

PRINCIPAL OCCUPATION:

•      Retired Executive

FIVE YEAR BUSINESS HISTORY:

•      Executive Vice President and Chief Financial Officer of Bristol-Myers Squibb Company, a pharmaceutical and related health care products company (1994 – 2001)

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

•      Ferro Corporation (2001 – Present)

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

None

David A. Stonecipher Director since 2006 Age 65

PRINCIPAL OCCUPATION:

•      Retired Executive

FIVE YEAR BUSINESS HISTORY:

•      Director, Chairman of the Board of Jefferson-Pilot Corporation*(2004 – 2006)

•      Director, Chairman of the Board, Chief Executive Officer of Jefferson-Pilot Corporation (2001 – 2004)

*  Jefferson-Pilot was merged into one of our wholly owned subsidiaries in April 2006.

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

•      Bassett Furniture Industries, Inc. (2001 – Present)

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

None

Glenn F. Tilton Director since 2002 Age 58

PRINCIPAL OCCUPATION:

•      Chairman, President and Chief Executive Officer of UAL Corporation and United Airlines (UAL Corporation filed a voluntary bankruptcy petition under Chapter 11 of the federal bankruptcy laws in December 2002)

FIVE YEAR BUSINESS HISTORY:

•      Vice Chairman of the Board of ChevronTexaco Corporation, a global energy corporation (2001 – 2002)

•      Non-Executive Chairman of Dynegy, Inc., energy company (2002)

•      Chairman and CEO of Texaco Inc., an integrated international petroleum company (2001)

•      President of Texaco’s Global Business Unit (1997 – 2001)

OTHER DIRECTORSHIPS OF PUBLIC COMPANIES:

•      UAL Corporation and United Airlines (2002 – Present)

•      TXU Corp (2005-present)

OTHER DIRECTORSHIPS OF OUR AFFILIATES:

None

ITEM 2 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 8, 2006, our Audit Committee appointed Ernst & Young LLP, as our independent registered public accounting firm, for the year ending December 31, 2006. We have engaged this firm and its predecessors in this capacity continuously since 1968. Although not required, we request that you ratify this appointment. If you do not ratify this appointment, the Audit Committee may reconsider its appointment. Even if you do ratify this appointment, the Audit Committee is empowered to terminate Ernst & Young LLP and select and retain another independent registered public accounting firms at any time during the year.

Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions relating to the audit of our audited consolidated financial statements for the year ended December 31, 2005.

The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP, as our independent registered public accounting firm for 2006.

Independent Registered Public Accounting Firm

Fees and Services

Below are fees that were incurred by Ernst & Young LLP, our independent registered public accounting firm, for fiscal years 2005 and 2004 for professional services rendered as well as the related percentage of total fees that each category comprises.

	Fiscal Year Ended -December 31, 2005	% of total fees	Fiscal Year Ended -December 31, 2004	% of total fees
Audit Fees	$7,830,649	82.9%	$8,439,230	84.4%
Audit-Related Fees	$1,553,626	16.5%	$1,515,984	15.2%
Tax Fees	$57,093	0.6%	$44,770	0.4%
All Other Fees	$0	N/A	$0	N/A
TOTAL FEES:	$9,441,368	100.0%	$9,999,984	100.0%

Audit Fees

Fees for audit services include fees associated with the annual audit, the reviews of our interim financial statements included in quarterly reports on Form 10-Q, accounting consultations directly associated with the audit, and services normally provided in connection with statutory and regulatory filings.

Audit-Related Fees

Audit-related services principally include employee benefit plan audits, service auditor reports on internal controls, due diligence procedures in connection with acquisitions and dispositions, reviews of registration statements and prospectuses and accounting consultations not directly associated with the audit or quarterly reviews.

Tax Fees

Fees for tax services include tax compliance and advisory services.

Audit Committee Pre-Approval Policy

In accordance with its charter, the Audit Committee’s policy is to pre-approve services provided by Ernst & Young LLP. These pre-approval procedures are set forth in Exhibit 7 hereto. During the year ended December 31, 2005, all services provided by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with this policy.

Audit Committee Report

Management has primary responsibility for preparing Lincoln National Corporation’s financial statements and establishing financial reporting systems and internal controls. Management also is responsible for reporting on the effectiveness of the Corporation’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Corporation’s consolidated financial statements and issuing a report on these financial statements. The independent registered public accounting firm is also responsible for issuing an attestation report on management’s assessment of the effectiveness of the Corporation’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2005. The Audit Committee has also discussed with the Corporation’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees. Additionally, the Audit Committee has received the written disclosures and representations from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon the review and discussions referred to in this report, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2005 be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

William J. Avery*

Jenne K. Britell

M. Leanne Lachman, Chair

Michael F. Mee

Glenn F. Tilton

*	This Report was prepared by the Audit Committee as constituted prior to the effective time of our merger with Jefferson-Pilot. Ms. Britell is no longer a director.

Pursuant to Item 306(c) of Regulation S-K and Item 7(e)(3)(v) of Schedule 14A promulgated by the SEC, the information included under “Audit Committee Matters,” including the Audit Committee Report, shall not be deemed to be “soliciting material” or to be “filed” with the SEC, except to the extent the Corporation specifically requests that such information be treated as soliciting material or specifically incorporates such information by reference into a document filed with the SEC under the Exchange Act or under the Securities Act of 1933, as amended.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and beneficial owners of greater than 10% of our equity securities to file reports of holdings and transactions with the SEC and the NYSE. Based on written representation that we have received from our officers subject to Section 16 and directors, and a review of the reports filed with respect to transactions that occurred during 2006, we believe that each of our directors and officers subject to Section 16 met all applicable filing requirements.

OUR EXECUTIVE OFFICERS

Executive Officers of the Registrant as of April 3, 2006 are as follows:

Name	Age**	Position with LNC and Business Experience During the Past Five Years
Jon A. Boscia	54	Chairman, Chief Executive Officer and Director (since 2001). President and Director, The Lincoln National Life Insurance Company * (1998-2004).

Charles C. Cornelio	46	Senior Vice President, Shared Services and Chief Information Officer (since April 2006). Executive Vice President, Technology and Insurance Services, Jefferson-Pilot (2004-April 2006).

Frederick J. Crawford	42	Senior Vice President and Chief Financial Officer (since 2004). Vice President and Treasurer (2001-2004).

Robert W. Dineen	56	President, Lincoln Financial Advisors* (since 2002). Senior Vice President, Managed Asset Group, Merrill Lynch, a diversified financial services company (2001-2002).

Jude T. Driscoll	43	President of Lincoln National Investment Company* and Delaware Management Holdings, Inc.* (since 2003). Interim Chief Executive Officer, Delaware Management Holdings, Inc. (2002). Executive Vice President, Head of Fixed Income, Delaware Management Holdings, Inc. (2000-2002).

Dennis R. Glass	56	President, Chief Operating Officer and Director (since April 2006). President and Chief Executive Officer, Jefferson-Pilot (2004-April 2006). President and Chief Operating Officer, Jefferson-Pilot (2001-April 2006). Executive Vice President, Chief Financial Officer and Treasurer, Jefferson-Pilot (1993 to 2001).

Mark E. Konen	47	President, Individual Markets* (since April 2006). Executive Vice President, Life and Annuity Manufacturing, Jefferson-Pilot (2004-April 2006). Executive Vice President, Product/Financial Management (2002-2004). Executive Vice President, Product Development, M&A (2000-2002).

Barbara S. Kowalczyk	55	Senior Vice President, Corporate Planning and Development (since 1994).

Warren H. May	51	President, Lincoln Financial Distributors* (since April 2006). Executive Vice President, Marketing and Distribution, Jefferson-Pilot (2002-April 2006). Senior Vice President, Travelers Life & Annuity Company (1995 -2002).

Elizabeth L. Reeves	52	Senior Vice President, Chief Human Resources Officer (since 2005). Senior Vice President, Human Resources, The ServiceMaster Company, a home services company (2002-2004). Executive Vice President, Human Resources, BCOM 3 Group (now Publicis), a communications company (2000-2002).

Dennis L. Schoff	47	Senior Vice President, LNC and General Counsel (since 2002). Vice President and Deputy General Counsel (2001-2002). Vice President and Associate General Counsel (2000-2001).

Theresa M. Stone	61	President, Lincoln Financial Media Company* (since April 2006). Chief Financial Officer, Jefferson-Pilot (2001-April 2006). Executive Vice President, Jefferson-Pilot and President of Jefferson-Pilot Communications Company (1997-April 2006).

Michael Tallett-Williams	53	President and Managing Director, Lincoln National (UK)* (since 2000). Chief Financial Officer, Lincoln National (UK)* (1995-2000).

Westley V. Thompson	51	President, Employer Markets* (since April 2006). Chief Executive Officer and President, Lincoln Financial Distributors (2000-April 2006). Senior Vice President, Lincoln Life and Annuity Distributors (1998-2002).

*	Denotes an affiliate of LNC.

**	Age shown is based on the officer’s age as of April 3, 2006.

EXECUTIVE COMPENSATION

The Report of the Compensation Committee

on Executive Compensation

Responsibilities and Composition of the Compensation Committee

The Compensation Committee (the “Committee”) is a committee of the Board of Directors composed entirely of independent non-employee directors, as defined under SEC and NYSE rules. No Committee member has an interlocking or other relationship that would call into question his or her independence as a Committee member, nor has any Committee member ever served as an executive or employee of the Corporation.

The Committee recognizes the importance of the Corporation maintaining, and ensuring the implementation of a philosophically and strategically sound compensation strategy. The role of the Committee is to oversee the Corporation’s executive compensation plans and policies, and to review and approve all significant decisions affecting executive compensation programs. Specifically, the Committee reviews and approves all equity-based and cash awards for the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), and the other four executive officers named in the Summary Compensation Table—the “Named Executive Officers.” The more general term “Executive Officers,” as used in this report, includes the Named Executive Officers, as well as the Corporation’s other executive officers, unless otherwise indicated.

The Committee meets at scheduled times during the year; it also considers and takes action by written consent.

Compensation Philosophy

The Committee strives to maintain compensation practices that will ensure that the Corporation:

•	Continues to attract and retain the most talented individuals in the financial services industry by offering competitive compensation packages;

•	Creates a strong nexus between levels of executive compensation and the Corporation’s financial and shareholder return performance;

•	Establishes compensation programs and benefit plans for the Executive Officers that will both support the Corporation’s overall business strategy and provide fair results in terms of each Executive Officer’s personal achievement level; and

•	Aligns the financial interests of its Executive Officers with those of its shareholders.

The Committee’s procedures help to ensure that its decisions are made, and the Corporation’s executive compensation programs are operated, in a manner consistent with the above philosophical principles. The Committee holds executive sessions, where members of the Corporation’s management are excused, at every formal meeting. In addition, the Committee retains an independent compensation consultant to advise it on various executive compensation matters. The Committee is committed to providing a high level of disclosure and transparency with respect to its compensation programs.

In order to attract and retain superior talent—the key to superior products and services—the Corporation’s long-term and short-term equity programs are designed to reward above-average financial performance with above-average compensation. However, the Committee also believes that the compensation of the Corporation’s Executive Officers should be highly leveraged. Because of this, the Corporation’s executive incentive compensation programs have significant risk built into them. The Committee has approved programs that are designed to reward average or below-average financial performance with below-average compensation. The degree to which compensation is leveraged is highest at the highest levels of the organization (e.g. the CEO), and less leveraged at lower levels (other officers of the Corporation).

Compensation Consultant

In implementing its compensation philosophy, the Committee retains an outside compensation consulting firm that is accountable to the Committee. The outside compensation consultant generally assists the Committee in analyzing executive compensation issues, and provides a variety of services: including providing data comparing the compensation paid to the Corporation’s Executive Officers to that paid by selected companies in the financial services industry. The consultant also uses general industry comparisons for positions not requiring unique knowledge of the financial services industry.

Share Ownership

One way that the Committee works to achieve its goal of aligning the financial interests of its Executive Officers with those of its shareholders is to require certain categories of officers, including the Named Executive Officers, to meet specific share ownership requirements based upon a multiple of their base salary. The Share ownership guidelines for 2005 were as set forth below:

Position	Expected Level of Ownership Multiple of Base Salary
CEO	5 times base salary
Executive Vice President (or equivalent)	3 times base salary
Senior Vice President (or equivalent)	2 times base salary
VP (or equivalent)	1 times base salary
AVP and 2nd VP or Equivalent	1 times base salary

For 2005, amounts invested in shares of the Corporation’s Common Stock (“LNC Stock”), or in the LNC Stock unit investment accounts through the Corporation’s qualified savings plans and non-qualified deferred compensation plans were counted for determining whether share ownership targets have been met. Time-vested restricted shares were also counted for this purpose. Newly appointed officers have five years, or in the case of newly appointed officers in the Corporation’s Investment Management Segment (“Delaware”), six years, to achieve the applicable multiple. Annual benchmarks are strictly enforced for all but AVP and 2nd VP positions or equivalents (e.g., for non-Delaware employees, share ownership must equal 20% of annual Base Salary after the first year). If an officer fails to achieve the expected level of ownership, the Corporation enforces the requirements by paying out the annual incentive bonuses in shares of LNC Stock, rather than in cash.

At its May 12, 2005 meeting, the Committee reviewed market-based competitive data on this subject, and confirmed that the Corporation’s current share ownership requirements, and associated penalties, were appropriate when compared to that of its peer companies.

All Named Executive Officers of the Corporation met or exceeded their share ownership requirements for 2005.

The Three Primary Elements of Executive Compensation: Base Salary, Incentive Awards, and Benefits

There are three primary elements of executive compensation: base salary, incentive awards, and benefits. The Committee believes that for the Executive Officers, the fixed components of compensation (base salary and certain benefits) should make up the smallest percentage of total compensation, while the largest component of total compensation (incentive awards) should vary with the Corporation’s financial performance. Incentive awards should reward Executive Officers appropriately for both short-term performance and long-term performance. Both the short-term incentive award program for 2005—the annual incentive award bonus—and the long-term incentive award—were based solely on the measurements based on the Corporation’s financial and shareholder return performance measures.

Base Salary

Annual Base Salary is designed to compensate executives for their sustained performance. Base salary Executive Officers are usually reviewed annually by the Committee and are set based on: (1) market compensation data; (2) individual performance; (3) the CEO’s recommendation (for each of the other Executive Officers); and (4) pay-increase guidelines approved by the Committee. The Committee approves in advance all salary increases for Executive Officers, including the Named Executive Officers. Annual Base Salaries for 2005 for the Named Executive Officers, as well as certain other Executive Officers, were reviewed by the Committee at its November 11, 2004 meeting. The Committee did not increase the Annual Base Salaries for any of the Named Executive Officers at that time.

Incentive Awards

The Committee intends that the Corporation’s incentive award programs link the level of compensation paid to each Executive Officer with the Corporation’s financial performance, appropriately balancing the rewards for short-term and long-term performance. Annual incentive awards are conditioned on the Corporation’s financial performance and other corporate and business unit measures during the previous fiscal year/calendar year. For many of the Executive Officers, and for the Named Executive Officers in particular, larger amounts of compensation are leveraged against the long-term financial performance of the Corporation, rather than the short-term. In this way, the Corporation properly balances the continuing financial interests of the Corporation’s Executive Officers with those of its shareholders.

Both incentive awards together comprise the largest portion of total compensation for the Named Executive Officers, ranging from 80% to 88% of their total annual compensation opportunity. Currently, incentive awards are made to the Corporation’s Executive Officers pursuant to the 2005 amendment and restatement of the Lincoln National Corporation Incentive Compensation Plan approved by our shareholders on May 12, 2005 ( the “Amended and Restated ICP”).

The Amended and Restated ICP provides the Committee with the authority to grant annual incentive awards, which represent a conditional right to receive cash (or LNC Stock if share ownership requirements have not been met), upon achievement of pre-established performance goals during the specified one-year period. The Amended and Restated ICP also gives the Committee the authority to grant long-term performance awards based upon multiple-year performance cycles. In the case of both annual and long-term incentive awards, the Committee retains discretion, if the relevant performance measures are achieved, to reduce or increase any award at the end of the relevant one-year period or multiple-year performance cycle above or below the target amount originally set. In the case of the Named Executive Officers covered by section 162(m) of the Internal Revenue Code, such awards are subject to additional limits established in compliance with the performance-based compensation rules of that section. Awards may also be subject to additional criteria (e.g., continued service requirements, or non-compete agreements).

Annual Incentive Awards

The Committee approved the performance measures for the 2005 annual incentive award program for the Corporation’s Executive Officers on January 13, 2005. The 2005 annual incentive award performance measures were based on:

•	Growth in income from operations[1] per diluted share (an absolute measure);

•	Return on equity (an absolute measure) based on income from operations over equity; and

•	Growth in retail sales relative to industry-based indices (a relative measure).

[1]	“Income from operations” is defined as net income determined in accordance with generally accepted accounting principles (“GAAP”), excluding, as applicable, the after-tax effects of realized gains (losses) on investments and derivatives, restructuring charges, gains (losses) related to reinsurance embedded derivatives/trading account assets, cumulative effect of accounting changes, reserve changes on business sold through reinsurance net of related deferred gain amortization, gains (losses) on sale of subsidiaries and blocks of business, and loss on early retirement of debt, including subordinated debt. Income from operations is an internal measure used by the company in the management of its operations. The Committee believes that this performance measure explains the results of the Corporation’s ongoing operations in a manner that allows for a better understanding of the underlying trends in the Corporation’s current business. Return on Equity is calculated using income from operations.

In terms of weighting, the first two measures (growth in income from operations and return on equity) had equal weight and accounted for 60% of each participant’s potential award, with the third measure, growth in retail sales growth, accounting for 40% of each participant’s potential award.

On March 9, 2006, the Committee certified that the performance measures for the payment of the 2005 annual incentive awards had been satisfied to the extent required for the payment of awards. As a result of meeting the pre-established measures, the Committee approved the payouts for the Executive Officers in general, as well as the Named Executive Officers. None of these awards exceeded the 162(m) Maximum Amount. For Executive Officers who are “covered employees” under Section 162(m) of the Internal Revenue Code (all of the Named Executive Officers), the 2005 annual incentive awards could in no event exceed the greater of: (a) a specified dollar amount set forth in the Amended and Restated ICP ($8,000,000), or (b) a specified number of shares (2,000,000). In addition, the Committee further limits such awards to a percentage of income from operations.

The performance result for 2006 resulted in a payout between 137.62% and 225% of the targeted payout for the Named Executive Officers (The specific payouts are set forth in the Summary Compensation Table). The payout levels for the 2005 annual incentive awards were justified largely by the Corporation’s results in income from operations for that year. Income from operations for the fourth quarter of 2005 was a record $232.3 million, or $1.31 per diluted share, compared to fourth quarter 2004 income from operations of $189.9 million, or $1.07 per diluted share. For the full year of 2005, income from operations reached a record $851.6 million, or $4.83 per diluted share, compared to $724.8 million, or $4.05 per diluted share, in 2004. Return on equity, based on income from operations, was 15.4% for the year.

Long-Term Incentive Compensation

On January 13, 2005, the Compensation Committee approved the performance measures for the 2005-2007 long-term incentive plan cycle for the Corporation’s Executive Officers, including the Named Executive Officers. The 2005-2007 performance cycle measures are based on:

•	Total shareholder return (a relative measure)[2];

•	Growth in income from operations per diluted share (an absolute measure); and

•	Return on equity (an absolute measure) based on income from operations over equity.

In terms of weighting, the first measure, total shareholder return, accounted for 20% of each participant’s potential award, with the second and third measures (growth in income from operations and return on equity) having equal weight and accounting for 80% of each participant’s potential award. On March 10, 2005, the Compensation Committee made the long-term incentive awards to the Executive Officers, set at targeted dollar amounts. In addition, the Committee established the maximum award amounts payable to the Executive Officers who are “covered employees” within the meaning of Internal Revenue Code Section 162(m).

On March 9, 2006, the Committee approved the award payouts for the 2003-2005 performance cycle, based on its review of the various reports and analysis of the Corporation’s performance during this cycle, and after certifying that the performance measures had been satisfied to the extent required for the payment of the awards. The overall performance result for the 2003-2005 performance cycle resulted in a payout equal to 137.11% of the long-term incentive performance award target. None of these awards exceeded the 162(m) Maximum Amount. For Executive Officers who are “covered employees” under Section 162(m) of the Internal Revenue Code (all of the Named Executive Officers), annual incentive awards can in no event exceed the greater of: (a) a specified dollar amount set forth in the Amended and Restated ICP ($8,000,000), or (b) a specified number of shares (2,000,000) set forth in the Amended and Restated ICP. In addition, the Committee further limits such awards to a percentage of income from operations.

The performance measures for the performance cycle ending in 2005 were based on:

[2]	The shareholder return measure is a comparison of the price at the beginning of the cycle (the average of the closing stock prices for each trading day in the month of December preceding the beginning of the performance cycle) and the price at the end of the cycle (the average of the closing prices for each trading day in the last December of the cycle). Shareholder return is calculated to include both share price changes and dividends paid.

•	Total shareholder return (a relative measure);

•	Growth in income from operations per diluted share (a relative measure); and

•	Return on Equity (a relative measure).

Each of the performance measures for the 2003-2005 performance cycle were relative, not absolute, measures, with the Corporation’s results from the performance period compared against those of a peer group of companies. Peer companies for this cycle included AmerUs Group Co., Hartford Life Company, Jefferson Pilot Corporation, MetLife, Inc., Manulife Financial Corporation, Nationwide Financial Services, Inc., Principal Financial Group, Inc., Prudential Financial, Inc. and Sun Life Financial Services CDA, Inc. Because of merger activity in the industry, two of the companies, John Hancock Financial Services and MONY Group, were removed from the cycle, pursuant to the programs’ operational documents. The Committee approved the 2003-2005 performance cycle payouts as set forth in the Summary Compensation Table. No 2003-2005 performance cycle awards exceeded the 162(m) Maximum Amount. The awards were paid in a mixture of cash, options, and shares, as elected by each participant at the beginning of the cycle.

Dividend equivalent rights (“DERs”) attach to any portion of the award that the Executive Officer elects to receive as LNC Stock. DERs are credited on each dividend payment date declared by the Corporation with respect to LNC Stock at the same rate as the LNC Stock dividends. If pre-established performance goals are met, and long-term incentive awards are paid, the DERs will be paid in shares of LNC Stock.

To the extent that the Executive Officer has not met his or her share ownership requirement, long-term incentive awards (for all cycles) may be paid in LNC Stock.

Stock Options: During 2005, stock options played a relatively minor role in executive compensation. Stock options were generally awarded only when a long-term performance award recipient elected to receive their ultimate payout in options, or when an employee exercised a reload option. All options are granted with an exercise price set at the fair market value (as defined in the Amended and Restated ICP) of LNC Stock at the date of option grant. For purposes of options granted in connection with long-term incentive awards, the option grant date is deemed to be the date that the Committee sets the target option award for the long-term incentive performance cycle. The Committee anticipates that options granted in connection with the payout of long-term incentive awards will have a ten-year term, which will begin to run from the date of grant. In general, the Committee anticipates that options granted in connection with the payout of long-term incentive awards will not have a re-load feature.

Restricted Stock: Currently, restricted shares of LNC Stock are generally used for recruiting new talent. Awards of restricted shares typically are restricted from sale or trade for three years after date of grant, except in certain situations relating to retirement (with Committee consent), death, disability, termination without cause, or a change of control of the Corporation. Executive Officers may vote their restricted shares during the period that the shares are issued but restricted, and are generally paid dividends on the shares, or are compensated for dividends that would have been paid if the shares had not been restricted. Generally, no dividends or dividend-related compensation is paid until restrictions have lapsed. In addition to lapse of time, the Committee may impose additional restrictions on the vesting of restricted shares. No Named Executive Officers beneficially owned restricted stock at December 31, 2005.

Stock Units: Stock units are a form of deferred compensation, the value of which mirrors the value of a corresponding number of shares of LNC Stock. Stock units may be awarded as “restricted” stock units, similar to restricted shares. The “restrictions” on restricted stock units typically lapse three years from the date of grant. Stock units and restricted stock units have no voting rights and dividend equivalents are converted into additional stock units. As with restricted shares, the Committee may impose restrictions in addition to, or in lieu of, lapse of time on the vesting of restricted stock units. In addition, the dividend equivalent rights on restricted shares and long-term incentive awards, where payment is in shares of LNC Stock, are credited in stock units.

Other Awards: The Committee also has the flexibility to grant other awards under the 2001 ICP, including bonus LNC Stock, stock appreciation rights (“SARs”), convertible securities and cash awards. Thus far, only cash-settled SARs have been awarded.

In any given year, an Executive Officer may receive a combination of some or all of these forms of incentive awards, depending on circumstances such as individual and corporate performance, and the awards may provide for vesting based on continued service and/or the achievement of performance goals.

Benefits

Benefits offered to key Executive Officers, including the Named Executive Officers, are largely those that are offered to the general employee population (with some variation, largely to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits). In addition to providing retirement income, these benefits generally provide a safety net for protection against the financial catastrophes that can result from illness, disability, or death.

The Committee annually reviews market data and assesses the Corporation’s competitive position in each component of executive compensation: base salary, incentive compensation, and benefits. Beginning in 2004, and culminating in early 2005, the Committee focused on the Corporation’s executive pension programs. To aid in its review, the Committee commissioned the use of market comparison data, including a broad-based survey of companies in the financial services industry providing specific benefit level information for various Executive Officers of the Corporation relative to the market. The companies covered by the survey operate in businesses similar to the Corporation’s and compete for executives with experience and skills similar to those the Corporation actively recruits.

After considering the market data, the Committee concluded that the Corporation’s executive retirement program was providing benefits that were below mid-market levels for the Executive Officers, in particular for several of its top Executive Officers (not necessarily the Named Executive Officers), and on January 13, 2005, adopted resolutions that generally increased the amount of benefits potentially payable to employees under a variety of qualified and non-qualified plans sponsored by the Corporation, and to three of the Corporation’s Executive Officers in particular. The executive pension program changes affected the following plans: the 401(k) Plan, the Deferred Compensation Plan, the Lincoln National Corporation Executives’ Excess Compensation Pension Benefit Plan, Effective January 1, 1989 and the Lincoln National Corporation Employees’ Supplemental Pension Benefit Plan, Effective January 1, 1983 (both providing nonqualified pension benefits), and the Lincoln National Corporation Employees’ Retirement Plan (as amended and restated January 1, 2002). Lincoln National Corporation Executives’ Excess Compensation Pension Benefit Plan, Effective January 1, 1989; and Lincoln National Corporation Employees’ Supplemental Pension Benefit Plan, Effective January 1, 1983 (nonqualified pension benefits).

Previously, the amount of annual incentive bonus that qualified as compensation eligible for purposes of calculating the Corporation’s matching contribution credits under the Deferred Compensation Plan, as well as eligible compensation for purposes of calculating benefits under the cash balance formula of the Corporation’s retirement plan, was capped, such that only 50% of the bonus in excess of $100,000 qualified. Effective January 21, 2005, and January 1, 2005, respectively, the cap was removed from those Plans. This change increased the potential retirement benefit—including the corresponding benefits that may be payable under the Lincoln National Corporation Executives’ Excess Compensation Pension Benefit Plan, and the Lincoln National Corporation Employees’ Supplemental Pension Benefit Plan, for those employees earning a bonus of more than $100,000 per year.

In addition, the Salary Continuation Plan for Executives of Lincoln National Corporation and Affiliates, as amended and restated August 1, 2000, was closed to future participants after December 31, 2004. Enhancements were added to this Plan that increased the amount of benefits provided for three of the Corporation’s Executive Officers, including Mr. Boscia. These enhancements were considered necessary by the Committee to bring the retirement benefit for these three individuals to market levels. A description of the changes made to those plans, including a detailed description of the enhancements for these four Executive Officers, can be found below in the Section entitled “Retirement Plans.”

To compensate for tax code limitations on compensation that can be deferred under the Corporation’s tax-qualified Employees’ Savings and Profit-Sharing Plan (the “401(k) Plan”), eligible Executive Officers are permitted to defer additional amounts of salary and incentive compensation (on a selective basis) under the Corporation’s Executive Deferred Compensation Plan for Employees (the “Deferred Compensation Plan”). Amounts so deferred are credited to bookkeeping accounts, and are subsequently credited with earnings or losses mirroring the performance of the investment options available under the 401(k) Plan. The Deferred Compensation Plan is an unfunded plan and interests or participant investment in the Plan is a debt security, the Corporation’s future promise to pay benefits credited to “notional” or bookkeeping accounts for each participant.

Executive Officers who defer specified amounts of current compensation under the Deferred Compensation Plan become entitled to additional matching credits under the Deferred Compensation Plan. The additional match is referred to as a “profit sharing match”, and is invested in “phantom” or notional stock units based on the value of LNC Stock. Actual shares of LNC Stock will be issued in settlement of these stock units when amounts credited to the stock unit account are actually paid to the Executive Officers. Before settlement, no voting rights or other rights of any kind associated with ownership of LNC Stock inure to the Executive Officers. As of December 31, 2005, the value of the deferred compensation accounts of the Named Executive Officers were as follows: Mr. Boscia- $3,736,965; Mr. Gotta- $1,376,358; Mr. Thompson- $1,035,576; Mr. Driscoll- $1,678,218; and Mr. Dineen- $191,848.

In response to the recently enacted American Jobs Creation Act of 2004 (the “Act”), the Board resolved that amounts deferred prior to January 1, 2005 under certain of the Corporation’s executive pension plans sponsored by the Corporation should be segregated from and separately accounted for and therefore not subject to the requirements of the Act.

In July of 2005, the Committee again reviewed the design of the executive pension programs and presented a critical analysis of their successful alignment with the Corporation’s general business strategies, particularly the Corporation’s flexibility to recruit and retain the best individuals possible to fill its executive ranks. The Committee did not take any action at that time.

The 2005 Compensation for the CEO

In reviewing and setting the CEO’s annual base salary for a particular period, the Committee considers compensation analyses prepared by an outside compensation consultant retained by the Committee. These compensation reports are based on survey data representing the CEO position in relevant businesses. The Committee reviewed the CEO’s annual base salary at its November 11, 2004 meeting. The Committee did not increase the Annual Base Salary for the CEO at that time.

In determining the CEO’s annual incentive compensation and long-term incentive awards for 2005, the Committee reviewed the Corporation’s satisfaction of the performance measures stated above and decided to pay the CEO the annual and long-term incentive awards set forth in the Summary Compensation Table.

It should be noted that when the Committee considers changing or re-approving any element of the CEO’s, or any other Named Executive Officer’s total compensation, the aggregate amounts3 and mix of all the components of compensation are taken into consideration in the Committee’s decision making process.

The Committee has reviewed all elements of the CEO’s compensation for 2005, including base salary, annual incentive award bonus, long-term incentive awards, total stock options granted in 2005, and the value to the CEO of all the perquisites and other personal benefits, and the earnings and accumulated payout obligations under the Corporation’s supplemental retirement plans, as well as the potential payout of benefits under a change-in-control scenario. Based on its review, the Committee finds the CEO’s total compensation (and in the case of the change-in-control scenario, the potential payout) in the aggregate to be reasonable and not excessive. All changes made to or affecting the CEO’s compensation in 2005 are discussed below, in the sections describing the changes made to the Corporation’s supplemental retirement arrangements.

Impact of Tax Deduction Limitations on Executive Compensation

In general, the Committee believes that compensation paid to the Executive Officers should be deductible to the Corporation. The Committee is responsible for addressing tax deduction limitations that make certain “non-performance-based” compensation non-deductible to the Corporation (i.e., “non-performance-based” compensation to certain executives of the Corporation in excess of $1,000,000 per year). To qualify as “performance-based” compensation, payments must be based on achieving objective performance goals established under a plan that is administered by a committee of “outside directors.” In addition, the material terms of the plan must be disclosed to and approved by shareholders and the Committee must certify that the performance goals were achieved before

[3]	For annual and long-term incentive components, the amount at target award levels is considered.

payments may be made.

Currently, the maximum amount for any annual incentive awards payable in cash under the Amended and Restated ICP with respect to any fiscal year to any individual Executive Officer (or any participant), including the annual incentive awards, is $8,000,000. Similarly, the Amended and Restated ICP also establishes for each individual a $8,000,000 maximum amount that may be earned and paid in cash for any other performance awards during a fiscal year, including the long-term performance awards. In addition, for Executive Officers who are “covered employees” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Corporation currently limits the annual incentive and long-term incentive performance awards to the greater of either (a) a maximum amount determined as specified percentages of the Corporation’s income from operations (as defined on page 29), or (b) the following maximum “dollars limits”: CEO - $8,000,000; CFO and business unit heads - $7,000,000; CLO and CIO and other Heads of Corporate Staff Units - $3,500,000.

The Committee has discretion to grant less than the maximum awards in each case, but not to grant more than the maximum amount set forth. The Amended and Restated ICP also limits individual awards made in the form of, or relating to LNC Stock, to 2,000,000 shares annually.

Although the plans referenced above satisfy the requirements for payments to be deductible, should compliance with the $1,000,000 limit on deductibility conflict with the Committee’s compensation philosophy, the Committee reserves the authority to act in the manner it perceives to be in the best interests of shareholders, even if such compensation is not deductible.

Conclusion

Executive compensation is designed to be linked to, and commensurate with, the Corporation’s performance, and in line with the Corporation’s basic “pay for performance” philosophy. The Committee believes that the Corporation’s performance validates the success of its compensation philosophy and that its executive compensation policies and programs serve the best interests of the Corporation and its shareholders.

Marcia J. Avedon*

J. Patrick Barrett, Chair

Michael F. Mee

Glenn F. Tilton

*	This Report was prepared by the Compensation Committee as constituted prior to the effective time of our merger with Jefferson-Pilot, since it determined 2005 compensation. Ms. Avedon is no longer a director.

Pursuant to SEC rules, the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, except to the extent we specifically request that such information be treated as soliciting material or specifically incorporates such information by reference into a document filed with the SEC under the Securities Exchange Act of 1934, as amended, or under the Securities Act of 1933, as amended.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee had an “interlock” reportable under Section 402(j) of Regulation S-K under the Securities Exchange Act of 1934, and no member was an employee, officer or former officer of us or our subsidiaries.

Comparison of Five-Year Cumulative Total Return

The graph set forth below shows a five-year comparison of the yearly performance of our cumulative total shareholder return (change in the year-end stock price plus reinvested dividends), based on a hypothetical investment of $100 (invested on December 31, 2000 with dividends reinvested through December 31, 2005), with the S&P 500 Index and the S&P Life/Health Index. Returns of the S&P Life/Health Index have been weighted according to their respective aggregate market capitalization at the beginning of each period shown on the graph.

Comparison of Five-Year Cumulative Total Return

	2000	2001	2002	2003	2004	2005
Lincoln National Corporation	100.00	105.30	72.27	93.97	110.68	127.74
S&P Life/Health Index	100.00	92.25	77.63	97.90	118.72	144.31
S&P 500 Index	100.00	88.15	69.10	88.09	97.29	101.94

There can be no assurance that our stock performance will continue into the future with the same or similar trends depicted in the preceding graph. We will not make or endorse any predictions as to future stock performance.

Pursuant to SEC rules, the Comparison Of Five-Year Cumulative Total Return graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, except to the extent we specifically request that such information be treated as soliciting material or specifically incorporates such information by reference into a document filed with the SEC under the Securities Exchange Act of 1934, as amended, or under the Securities Act of 1933, as amended.

Summary Compensation Table

Our executive compensation program for the fiscal year ended December 31, 2005 consisted primarily of salaries, annual and long-term incentive bonuses, and other compensation. The table below contains information about our Named Executive Officers’ annual and long-term compensation earned for the fiscal years ended December 31, 2005, 2004, and 2003. The Named Executive Officers include:

•	our CEO, and

•	our four other most highly compensated Executive Officers employed on December 31, 2005.

SUMMARY COMPENSATION TABLE

		ANNUAL COMPENSATION			LONG-TERM COMPENSATION			(i) ALL OTHER COMPEN- SATION[5] ($)
					AWARDS		PAYOUT
(a) NAME AND PRINCIPAL POSITION	(b) YEAR	(c) SALARY ($)	(d) BONUS[1] ($)	(e) OTHER ANNUAL COMPEN- SATION[2] ($)	(f) RESTRICTED STOCK AWARDS ($)	(g) SECURITIES UNDERLYING OPTIONS/ SARs[3] (#)	(h) LTIP PAYOUT(S)[4] ($)
JON A. BOSCIA Chairman and CEO of LNC	2005 2004 2003	850,000 850,000 850,000	4,781,250 4,371,745 4,247,571	62,498 -0- -0-	-0- -0- -0-	14,535 12,817 39,393	9,264,396 814,340 1,954,287	337,158 233,970 185,022
JOHN H. GOTTA[6] Former President and CEO of The Lincoln National Life Insurance Company	2005 2004 2003	600,000 600,000 504,807	2,025,000 1,851,563 1,413,604	-0- -0- -0-	-0- -0- -0-	19,147 16,930 -0-	4,507,946 541,322 725,143	154,955 99,381 40,797
WESTLEY V. THOMPSON President, Employer Markets	2005 2004 2003	500,000 458,365 325,000	1,687,500 1,542,969 1,000,000	-0- -0- -0-	-0- -0- -0-	36,238 -0- -0-	1,184,218 283,447 303,943	62,623 577 114,316
JUDE T. DRISCOLL President, Lincoln National Investment Company and Delaware Management Holdings, Inc.	2005 2004 2003	450,000 450,000 442,635	1,981,546 1,648,828 1,457,923	-0- 417,479 -0-	-0- -0- -0-	-0- -0- -0-	3,173,523 171,440 411,429	244,303 694,187 89,291
ROBERT W. DINEEN President, Lincoln Financial Advisors	2005 2004 2003	400,000 400,000 400,000	1,376,250 1,935,417 652,521	11,583 -0- -0-	-0- -0- -0-	-0- -0- -0-	3,437,970 123,818 148,571	50,012 25,576 3,174

[1]	Represents annual incentive awards for 2005, 2004 and 2003 awarded under the Amended and Restated ICP.

[2]	Except for Mr. Boscia’s 2005 perquisites, perquisites and other personal benefits of the Named Executive Officers did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the relevant Named Executive Officer during the years reported in the table and, therefore, are not included in the table. Of Mr. Boscia’s perquisites in 2005, $61,600 represented personal use of the corporate aircraft. Mr. Boscia had a tax reimbursement of $390, and the amount shown for Mr. Dineen represents a tax reimbursement. The amount shown for Mr. Driscoll in this column for 2004 includes $417,479 for tax reimbursement in connection with a loan forgiveness of $529,776. The loan forgiveness is reported in “All Other Compensation” (Column (i).

[3]

The details of the options granted in 2005 are described in more detail in Option/SAR Grants in Last Fiscal Year table. For Mr. Thompson, 29,075 shares underlying options reflect the partial pay out of a long-term incentive award for the 2003-2005 performance cycle, which occurred in 2006. The value of the balance of his long-term incentive award is shown in column (h). Long-term incentive awards for the 2003-2005 cycle were paid in cash, shares of Common Stock or stock options at the election of the Named Executive Officer. An executive electing payment in stock options was eligible to receive a Black-Scholes value (March 13, 2003, $5.46) equal to 100% of the payout amount, while an executive electing a payment in Common Stock was eligible to receive Common Stock equal to 80% of the payout amount based on the fair market value of our Common Stock on the date of the award (March 13, 2003, $25.11), and an executive electing payout in cash was eligible to receive cash equal to 67% of the payout. Mr. Thompson chose a payout in options and shares of Common Stock, while the other Named Executive Officers chose payouts in cash and/or Common Stock only, which are shown in column (h). Similarly, under the 2005-2007 Performance Cycle, the Named Executive Officers may elect to receive long-term incentive awards, if any, paid thereunder in cash, Common Stock or stock options. The details of those awards are set forth in the Long-Term Incentive Awards table. If the performance criteria for the 2005-2007 Performance Cycle are satisfied, the awards will be reflected in columns (g) and/or (h) in the above table, as appropriate, for the year to which the performance relates.

[4]	The amounts shown for 2005, 2004 and 2003 reflect dollar value of awards paid out under the three-year performance cycles ended in 2005, 2004 and 2003, respectively, pursuant to the long-term incentive awards by the Compensation Committee under the Amended and Restated ICP. The awards for the performance cycles ended 2004 and 2003 were paid in cash only. As stated in Note 3 above, the awards for the three-year performance cycle ended in 2005 were paid in cash, shares of Common Stock or stock options at the election of the Named Executive Officer. Accordingly, the amounts shown in this column for 2005 show the amount of cash and the value of the Common Stock received upon payout. The Common Stock was valued using the fair market value under the Amended and Restated ICP, which is the average of the high and low prices of our Common Stock, quoted on the composite tape of the NYSE, on March 8, 2006 ($54.91) on the day before the payment date. The value of the long-term incentive payouts shown in this column for the 2003-2005 performance cycle reflect the following:

	Shares of Common stock	Cash ($)
Mr. Boscia	125,222	2,388,456
Mr. Gotta	82,097	-0-
Mr. Thompson	20,948	-0-
Mr. Driscoll	57,795	-0-
Mr. Dineen	62,611	-0-

[5]	Amounts included in the All Other Compensation column are amounts that we contribute or accrue for the Named Executive Officers under our Employees’ Savings and Profit-Sharing Plan (the “Profit Sharing Plan”) or 401(k) plan, the Deferred Compensation Plan, and the dollar value of insurance premiums paid by us. Our matching contributions to the Profit-Sharing Plan for fiscal 2005 were as follows: Mr. Boscia, $156,653, Mr. Gotta, $73,547, Mr. Thompson, $61,469, Mr. Driscoll, $62,964, and Mr. Dineen, $3,436. Our matching contributions to the Deferred Compensation Plan for fiscal 2005 were as follows: Mr. Boscia, $180,505, Mr. Gotta, $81,408, Mr. Thompson, $1,154, Mr. Driscoll, $73,738, and Mr. Dineen, $46,576. In addition, Mr. Driscoll, as an employee of Delaware Investments, participates in the Delaware Management Holdings, Inc. Retirement Plan (“DRP”). The DRP is a defined contribution retirement plan to which the company contributes a fixed percentage of eligible compensation. The amount contributed to the DRP on Mr. Driscoll’s behalf for 2005 was $107,601. Because the DRP is a tax-qualified plan, only $15,375 of the total amount could be contributed to the DRP because of Internal Revenue Code limits, with the excess amount of $92,226, contributed to the Deferred Compensation Plan on Mr. Driscoll’s behalf.

[6]	Mr. Gotta’s work completion date was March 31, 2006, and he is expected to retire effective July 31, 2006. See “—Employment and Termination of Employment Contracts” below.

Description of Perquisites

In 2005, we provided financial planning, tax preparation and physicals to our Named Executive Officers. Under the financial planning and tax preparation program, all officers with a title of executive vice president or above, which includes each Named Executive Officer, were eligible for reimbursement of the costs of utilizing a Lincoln Financial Advisor financial planner to provide financial planning services. The annual reimbursement was equal to 100% of the first $1,800 of costs, plus 50% of costs above that amount up to a maximum of $6,000. In addition, the same officer group was eligible to receive up to $2,700 annually for reimbursement of tax preparation services provided by any fee-for-service, tax preparer, who was a certified public accountant, excluding Ernst & Young, LLP, our independent registered public accounting firm. If the officer does not use the entire tax preparation reimbursement in a year, any remaining amount may be applied to the financial planning reimbursement, but not vice versa.

In 2005, the Compensation Committee adopted a policy advising our CEO to use the corporate aircraft for personal travel as well as business, when practical. The policy was adopted due to security concerns and to allow for more efficient travel time so that the chief executive officer can devote more time to our business. To the extent any covered executive and guest of a covered executive used corporate aircraft for personal purposes on flights with fewer than four business travelers, the usage was treated as a perquisite for proxy statement reporting purposes. For purposes of determining the value of such services, the personal use is calculated based on the aggregate incremental cost to us. For flights on corporate aircraft, aggregate incremental cost is calculated based on a cost-per-flight-hour charge which reflects the operating costs of the aircraft, including parts, labor, overhauls (but not engine overhauls of the type incurred every 5-10 years), fuel, landing and parking fees/taxes and crew travel expenses.

With respect to of each of our Named Executive Officers, the aggregate incremental cost of the perquisites received by each of them did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of the relevant Named Executive Officer in 2005, 2004 and 2003, except for Mr. Boscia.

Option/SAR Grants

The table below provides information on grants of stock options pursuant to the Amended and Restated ICP during fiscal year 2005 to the Named Executive Officers. No stock appreciation rights were granted to the Named Executive Officers during fiscal 2005.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS					POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM
( a ) NAME	( b ) NUMBER OF SECURITIES UNDERLYING OPTIONS/SARs GRANTED [1] (#)	( c ) % OF TOTAL OPTIONS/SARs GRANTED TO EMPLOYEES IN FISCAL YEAR[2]	( d ) EXERCISE OR BASE PRICE[3] ($/SHARE)	( e ) EXPIRATION DATE	( f ) 5% ($)	( g ) 10% ($)
Jon A. Boscia[4]	14,535	4.51	46.93	5/10/2005	8,090	15,964
John H. Gotta	19,147	5.94	49.80	3/9/2010	224,113	486,822
Westley V. Thompson[5]	7,163	2.23	51.77	3/9/2010	85,388	185,104
Jude T. Driscoll	-0-	-0-	-0-	-0-	-0-	-0-
Robert W. Dineen	-0-	-0-	-0-	-0-	-0-	-0-

[1]	These reflect reload option grants in 2005, in connection with the exercise of options, for which the Named Executive Officer delivered shares (equal to the number of shares underlying the option) to pay the exercise price. Reload options also have reload features. The reload options have the same expiration date as the option to which they relate. The reload options generally vest on the second anniversary of the grant date unless the options expire within two years of grant date in which case they vest 30 days prior to expiration. The exercise price of an option is based on the average of the high and low prices of our Common Stock as quoted on the composite transactions table on the NYSE, on the last trading day prior to the date on which the option is granted.

[2]	We granted options and cash-only SARs representing 322,458 shares to employees in fiscal year 2005.

[3]	The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares or by offset of the underlying shares, subject to certain conditions.

[4]	In connection with the long-term incentive award for the 2005-2007 Performance Cycle described in the Long-Term Incentive Plan Awards table below, Mr. Boscia has elected to receive part of his payout, if any, in options to acquire our Common Stock. However, the award of any or all of those options is subject to the satisfaction of the performance criteria described in the Long-Term Incentive Plan Awards table below, and therefore, is not included in the numbers above. The option, if any, will be shown in the Option/SAR Grants table for the year in which the Compensation Committee determines whether or not the performance measures have been satisfied. For the 2005-2007 performance cycle, we expect that determination to be made in 2008.

[5]

Mr. Thompson received an option for 29,075 shares in partial payout of his long-term incentive award for the 2003-2005 performance cycle on March 9, 2006. The option is fully vested with an exercise price of $25.11, which reflects the fair market value of our Common Stock at the beginning of the performance cycle, and has expiration date of March 13, 2013. Because these options are part of Mr. Thompson’s long-term incentive award payment and are based on the satisfaction of performance criteria, we will report the grant in the Options/SARS Grants table in the year of the payout. Since these options were part of a payout in 2006 relating to performance for the 2003-2005 performance cycle, we will report them as option grants next year.

Option Exercises and Fiscal Year-End Values

The table below provides information with respect to option exercises in fiscal year 2005 and unexercised options to purchase shares of our Common Stock granted to the Named Executive Officers through fiscal year 2005 under our 1986 Stock Option Plan and the Amended and Restated ICP. In addition, Mr. Driscoll’s unexercised options include options granted pursuant to the Delaware Investments, U.S., Inc. (“DIUS”) Stock Option Plan (“DIUS Option Plan”). Mr. Driscoll’s DIUS options are exercisable for shares of Common Stock of DIUS, our indirect wholly owned subsidiary.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

	(b) SHARES ACQUIRED ON EXERCISE	(c) VALUE REALIZED ($)	(d) NUMBER OF UNEXERCISED OPTIONS HELD AT DECEMBER 31, 2005		(e) VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS HELD AT DECEMBER 31, 2005[1]
(a) NAME			EXERCISABLE	UNEXERCISABLE	EXERCISABLE ($)	UNEXERCISABLE ($)
Jon A. Boscia[2]	232,000	5,555,160	942,000	624,212	9,150,410	3,342,051
John H. Gotta	38,570	967,143	140,250	49,827	805,057	189,284
Westley V. Thompson[3]	15,000	405,675	100,200	41,238	996,427	820,295
Jude T. Driscoll	- 0 -	- 0 -	93,902[4]	7,550[5]	2,512,896[6]	264,024[7]
Robert W. Dineen	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -

[1]	Based on the $52.905 closing price of our Common Stock on December 31, 2005, as reported on the NYSE Composite Transactions tape, except as stated below for DIUS options.

[2]	In connection with the long-term incentive award for the 2005-2007 Performance Cycle described in the Long-Term Incentive Plan Awards table below, Mr. Boscia has elected to receive part of his payout, if any, in options to acquire our Common Stock. However, the award of any or all of those options is subject to the satisfaction of the performance criteria described in Long-Term Incentive Plan Awards table below, and therefore, is not included in the numbers above.

[3]	Does not include 29,075 shares underlying exercisable options in connection with the payout of Mr. Thompson’s long-term incentive award for the 2003-2005 performance cycle. The payout occurred on March 9, 2006.

[4]	Includes options exercisable for 35,252 shares of DIUS, our indirect wholly owned subsidiary, common stock granted on September 10, 2001 at an exercise price of $116.54 and options exercisable for 22,650 shares of DIUS common stock granted on March 14, 2002 at an exercise price of $120.76.

[5]	Includes unexercisable options for 7,550 DIUS shares related to the March 14, 2002 grant.

[6]	Includes exercisable options for 57,902 DIUS shares, which are valued at $2,173,596 at December 31, 2005. DIUS shares are valued semi-annually by the Compensation Committee of our Board of Directors utilizing a report prepared by an independent valuation firm using a market-transaction approach based on profit margin, revenues and assets.

[7]	Includes unexercisable options for 7,550 DIUS shares, which are valued at $264,024 at December 31, 2005.

Long-Term Incentive Plan Awards

The table below provides information regarding the estimated future payouts for the 2005-2007 long-term incentive cycle established in March of 2005. These awards were made under the terms and provisions of the Amended and Restated ICP.

Long-Term Incentive Awards are intended to reward our Named Executive Officers for sustained performance of LNC over rolling three-year long-term incentive “performance cycles.” In March of 2005, the Compensation Committee established a 2005-2007 performance cycle, which runs for a three-year period from the beginning of 2005 through the end of 2007. The details of the long-term incentive awards are set forth below.

LONG TERM INCENTIVE PLANS – AWARDS IN LAST FISCAL YEAR

NAME	NUMBER OF SHARES, UNITS OR OTHER RIGHTS	PERFORMANCE OR OTHER PERIOD UNTIL MATURATION OR PAYOUT	ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK PRICE BASED PLANS[1,2,3]
			THRESHOLD $	Target $	Maximum $
Jon A. Boscia	N/A	2005-2007	1,300,000	5,200,000	10,400,000
John H. Gotta[4]	N/A	2005-2007	525,000	2,100,000	4,200,000
Westley V. Thompson	N/A	2005-2007	375,000	1,500,000	3,000,000
Jude T. Driscoll	N/A	2005-2007	300,000	1,200,000	2,400,000
Robert W. Dineen	N/A	2005-2007	325,000	1,300,000	2,600,000
[1]

The long-term incentive awards contemplated by this cycle are intended to provide below market compensation for average or below average LNC performance and above-average compensation for target or above target performance. The “Target” award level generally is achieved when our performance during a long-term incentive award cycle is at the target performance measures. The “Threshold” award, which is 25% of the Target award, generally reflects LNC performance at the threshold measures. The “Maximum” award, which is twice the Target award, generally will be paid only for performance that equals or exceeds our maximum performance measures. The performance measures are based on return on equity, annual growth in income from operations per share (as defined on page 29) and a comparison of shareholder return as compared to a modified S&P 500 index, which is modified to include only companies in the S&P 500 index for the entire performance period. If none of the threshold measures is satisfied, no payout will occur. If less than three of the performance measures equals or exceeds the threshold measures, a payout at less than the Threshold award may occur. A Target award was selected for each executive, and the number of stock options or shares of Common Stock, respectively, that the executive could elect to receive was based on the Black-Scholes value of the stock options or the market value of our shares on the date the long-term incentive award was granted, $11.56 and $46.77, respectively. In addition, the exercise price of the option is the fair market value (as defined in the Amended and Restated ICP) of our Common Stock on the date the long-term incentive award was granted. The executives were provided the option to receive cash, Common Stock or stock options, or a combination thereof, upon satisfaction of the performance goals. To the extent a grantee chooses a cash or Common Stock payout, the value of the award was discounted 33% and 20%, respectively. For example, if we achieve the “target” level of financial performance for the long-term incentive award cycle, an executive electing payment solely in stock options will receive stock options having a value equal to 100% of the Target award (based on the Black-Scholes value of the stock options on the date the long-term incentive award was granted), while an executive electing payment in cash or Common Stock receives cash equal to 67% or shares equal to 80% (based on the market value of our shares on the date the long-term incentive award was granted) of the Target award. Options are limited to the Target award such that if an above Target award is paid out, the recipient would receive the additional amount above Target in shares. Options granted for payouts of long-term incentive awards have a ten-year term, which begins to run from the date of the long-term incentive award to which they relate. The Compensation Committee of the Board retains its authority to adjust performance targets and award levels for any cycle to reflect mergers, acquisitions or sales of businesses, restructuring charges, reserve strengthening, changes in peer companies or other factors. Dividend equivalents accrue, with respect, to any portion of a long-term incentive award elected to be paid out in stock. The dividends are payable in stock, based upon normal dividend rates, only if the related long-term incentive award is actually paid. The amounts actually paid with respect to the three-year performance cycle ended in 2005 (paid in 2006) are included in the Summary Compensation Table.

[2]	In no event will these long-term incentive award payments exceed specified percentages of our aggregate “income from operations” (as defined on page 29) for calendar years 2005 to 2007 that were established by the Compensation Committee on March 10, 2005. These percentages vary with position and the length of the relevant long-term incentive award cycle. They range from a high of 1% for the CEO to a low of 0.34% for certain other officers. However, in no event may the maximum cash amount paid exceed $8 million for the CEO, $7 million for the CFO and business unit heads and $3.5 million for the General Counsel, Chief Information Officer and other heads of corporate staff units, and the maximum amount of shares paid to any individual may not exceed 2,000,000.

[3]	The Named Executive Officers have made the following payment elections: Mr. Boscia—33% cash, 67% options; Mr. Gotta—33% cash, 67% shares; Mr. Thompson—100% shares; Mr. Driscoll—33% cash, 67% shares and Mr. Dineen—33% cash, 67% shares. Mr. Boscia’s option has a target option for 301,385 shares with an exercise price of $46.765 and an expiration date of March 10, 2015. Upon the Compensation Committee’s certification of our results versus the financial performance measures for the 2005-2007 performance cycle, the final number of shares underlying the option, if any, will be set, but in no event, will the number of shares exceed the target number. The option is not subject to a vesting period after the final shares are determined. The option, if any, will be reported in the Option/SAR Grants table for the 2007 fiscal year.

[4]	Mr. Gotta has executed a Non-Compete and Anti-Solicitation Agreement, Waiver and General Release of Claims in connection with his retirement. The Agreement sets forth the treatment of his long-term incentive awards and is described below under “—Employment and Termination of Employment Contracts.”

Retirement Plans

Effective January 1, 2002, we changed the benefit plan calculation from a final average pay pension formula to an account-based pension formula, converting the retirement plan to what is commonly referred to as a “cash balance” plan. In connection with this change, certain transition rules apply. Through December 31, 2011, employees who participated in the retirement plan before January 1, 2002 (“Grandfathered Participants”) will accrue benefits under the transitional rules, and will receive the greater of (a) the benefit generated under the final average pay formula (the “Grandfathered Benefit”), or (b) the benefit determined under the cash balance formula. On January 1, 2012, Grandfathered Participants will have their Grandfathered Benefit calculated, and, if that benefit is greater than the benefit determined under the cash balance formula, the difference between their Grandfathered Benefit and their benefit under the cash balance formula will be added to their cash balance account. Thereafter, all benefits will be determined solely under the cash balance formula.

Effective January 1, 2005, we amended the cash balance portion of our retirement plan to include 100% of eligible bonus amounts as compensation for purposes of accruing benefits. Previously, only 50% of eligible bonus amounts over $100,000 were considered as compensation for accruing benefits under the cash balance formula (bonus amounts are not considered under the final average pay formula).

Further information about the retirement plan is set forth in the Pension Plan table below. The Pension Plan table provides the estimated annual retirement benefit amount that would be payable to Grandfathered Participants, assuming employment until retirement at age 65, under the transitional rules using the final average pay formula. The estimated annual retirement benefit provided in the table includes amounts payable under the supplemental retirement arrangements discussed below. None of the three Named Executive Officers who are Grandfathered Participants (Messrs. Boscia, Gotta and Thompson) will reach age 65 on or before December 31, 2011. Mr. Driscoll is not eligible for the benefits under the retirement plan. Mr. Dineen was hired after December 31, 2001 and is therefore not eligible to have his benefit calculated using the final average pay formula. Mr. Gotta is scheduled to retire on July 31, 2006, prior to reaching age 65 and will have his benefit determined under the final average pay formula, but actuarially reduced for early retirement. The remaining two Named Executive Officers (Messrs. Boscia and Thompson) would either: (a) retire prior to January 1, 2012 and have their benefit determined under the greater of the final average pay formula, but actuarially reduced for early retirement, or the cash balance formula (whichever is greater), or (b) retire on or after January 1, 2012 and have their benefit determined under the cash balance formula. Additional information is provided following the Pension Plan table, showing the estimated annual retirement benefit under the cash balance formula, including amounts payable under the supplemental retirement plans discussed below, for the four Named Executive Officers who participate in the retirement plan. As a result of limitations imposed under the Internal Revenue Code of 1986, as amended, a portion of the benefit amounts described in the Pension Plan table for the retirement plan may actually be paid under the supplemental retirement plans described immediately below.

Supplemental Arrangements

The supplemental retirement plans are plans established to provide pension benefits in excess of those that can be provided under the tax-qualified retirement plan due to the existence of Internal Revenue Code limits. Another non-qualified pension plan, the Salary Continuation Plan for Executives of Lincoln National Corporation and Affiliates, is designed to provide additional retirement benefits to certain officers, including the Named Executive Officers.

The Salary Continuation Plan for Executives of Lincoln National Corporation and Affiliates

Four of our five Named Executive Officers have entered into participation agreements under the terms of the Salary Continuation Plan: Messrs. Boscia, Gotta, Thompson and Dineen. Each executive participating in the Salary Continuation Plan accrues benefits until the earlier of (a) the date on which our CEO determines that the executive is no longer eligible to participate in the Salary Continuation Plan, or (b) the date on which the executive terminates employment. As a condition for receiving benefits in cases of involuntary termination, we may require the participating executive to enter into an exclusive consulting arrangement with us. Unless waived by the CEO, this exclusive consulting arrangement is effective until the executive reaches age 65.

Under the Salary Continuation Plan, each participating executive is entitled to receive a monthly benefit upon retirement equal to 2% of his or her final monthly salary (“FMS”), multiplied by his or her years of participation in the Plan, with the monthly benefit capped at 10% of FMS. Generally, FMS is the monthly base salary at termination;

however, if the participating executive terminates employment after age 65, then monthly base salary at age 65 is used. Also, FMS is capped at the greater of $16,667 or the monthly base salary in effect for the participating executive as of December 31, 1991.

Effective January 1, 2005, FMS shall be determined differently for Mr. Boscia, as well as for two other current Executive Officers (who are not Named Executive Officers). For these executives only, FMS shall be calculated as follows, and without operation of the aforementioned cap: 1/12th of 100% of base annual salary (in effect at termination of employment), plus (b) 1/12th of 100% of the average of the best three consecutive annual incentive bonuses paid in the 60 months immediately preceding the executive’s termination or retirement. In addition, effective January 1, 2005, for Mr. Boscia only, the cap on the amount of monthly benefit payable under the Plan will increase from 10% of FMS to 17% of FMS over a five-year period, as follows: his monthly benefit shall be capped at 11.4% of FMS as of January 1, 2005, at 12.8% of FMS as of January 1, 2006, at 14.2% of FMS as of January 1, 2007, at 15.6% of FMS as of January 1, 2008, and at 17.0% of FMS as of January 1, 2009.

As a result of these changes to the Salary Continuation Plan, Mr. Boscia’s estimated annual benefit at age 65 would be $505,750, assuming that he works until age 65, assuming no changes in current base salary, and assuming he receives an annual bonus equal to 250% of current base salary. If these changes had not been made, Mr. Boscia’s estimated annual benefit under the Salary Continuation Plan, under the same assumptions, would have been $28,000. Mr. Boscia’s annual benefit at age 65, assuming that he had terminated employment on December 31, 2004, would also have been $28,000.

Benefits are paid in the form of a 120-month certain and life annuity, and reduced for commencement prior to age 65. No benefits are payable if the participating executive voluntarily terminates his or her employment prior to age 55, absent a change in control of us. Benefits are paid if the participating executive’s employment terminates within two years of a change in control of us, as defined in the Lincoln National Corporation Executives’ Severance Benefit Plan, discussed below in the Section entitled “Change-in-Control Arrangements”. Under the Salary Continuation Plan, change-in-control benefits are paid without reduction (e.g., he/she will be treated as having continued employment with us or one of our affiliates until age 65). The Salary Continuation Plan also provides for certain benefits to be paid to an executive’s beneficiary in the event of the executive’s death.

The Supplemental Retirement Plans

The supplemental retirement plans – the Lincoln National Corporation Executives’ Excess Compensation Pension Benefit Plan and the Lincoln National Corporation Employees’ Supplemental Pension Benefit Plan–pay benefits that would have been paid under the tax-qualified retirement plan if certain limits did not exist under the Internal Revenue Code of 1986, as amended. If a participant in a supplemental retirement plan (a) is vested in his or her retirement plan benefit, and (b) terminates employment within two years of a change in control, as defined in the Severance Plan (see Section entitled “Change-in-Control Arrangements” below), the participant will be deemed to have retired under the retirement plan. Effective January 1, 2005, 100% of eligible bonus is included as compensation for purposes of accruing supplemental retirement plan benefits. Previously, only 50% of bonus amounts over $100,000 were considered as compensation for accruing those benefits.

For the four Named Executive Officers who are eligible to receive benefits under the various plans affected by the January 1, 2005 changes, the chart below illustrates the effect of executive pension program changes on the amount of benefits payable under the retirement plan and supplemental retirement plans:

Retirement Plan & Supplemental Retirement Plans1,2

Name*	Annual Benefit payable at age 65 if termed 12/31/04		Estimated Annual Benefit at age 65 if work until age 65: IF NO CHANGE TO PLAN		Estimated Annual Benefit at age 65 if work until age 65: WITH PLAN CHANGES
Jon A. Boscia	$290,282		$495,532		$633,946
John H. Gotta	$72,084		N/A	[3]	N/A	[3]
Westley V. Thompson	$51,067		$190,848		$226,889
Robert W. Dineen	Not vested	[4]	$79,504		$114,732

*	Mr. Driscoll is not included in this chart because he is not eligible to participate in the retirement plan and supplemental retirement plans.

Notes:

1.	These amounts represent benefits calculated using the cash balance formula. These calculations assume that the interest rate used for the cash balance calculations is the second quarter 2006 rate of 4.59% and the form of benefit is a single life annuity.

2.	The base salary and bonus assumptions underlying these calculations remain constant to age 65 - no merit increases are estimated. For Mr. Boscia and Mr. Dineen, the bonus assumption is 250% of base salary; for Mr. Thompson, the bonus assumed is 150% of base salary.

3.	Mr. Gotta will retire in July 2006. Assuming a 50% joint and survivor benefit, Mr. Gotta’s retirement plan benefit (including benefits paid under the supplemental retirement plans) will be $49,823 annually (if commencement is immediate), or $92,781 annually (if commencement was at age 65).

4.	Mr. Dineen will become vested on 12/31/06.

Pension Table

Effective January 2002, the Corporation changed its pension plan by replacing the existing final average pay plan with an account-based plan, commonly referred to as a cash balance plan. In connection with this change, certain rules apply. Through December 31, 2011, employees who participated in the retirement plan before January 2002 will accrue benefits based on the greater of the formula in effect at that time or the new cash balance formula. Those employees still with the Corporation on January 1, 2012 will have their benefit calculated under the formula in effect before January 2002 and, if that benefit is greater than the benefit under the cash balance formula, the difference will be added to the cash balance account. Thereafter, all benefits will be determined solely under the cash balance plan.

Set forth below in the Pension Table is the estimated annual retirement benefit amount that would be payable to Grandfathered Participants who retire prior to January 1, 2012.

Pension Table

ESTIMATED ANNUAL RETIREMENT BENEFIT FOR CREDITED YEARS OF SERVICE1

Final Average Salary[2]	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years	45 Years
$ 300,000	$49,052	$73,578	$98,104	$122,630	$147,156	$171,683	$179,183	$186,683
$ 350,000	$57,552	$86,328	$115,104	$143,880	$172,656	$201,433	$210,183	$218,933
$ 400,000	$66,052	$99,078	$132,104	$165,130	$198,156	$231,183	$241,183	$251,183
$ 450,000	$74,552	$111,828	$149,104	$186,380	$223,656	$260,933	$272,183	$283,433
$ 500,000	$83,052	$124,578	$166,104	$207,630	$249,156	$290,683	$303,183	$315,683
$ 550,000	$91,552	$137,328	$183,104	$228,880	$274,656	$320,433	$334,183	$347,933
$ 600,000	$100,052	$150,078	$200,104	$250,130	$300,156	$350,183	$365,183	$380,183
$ 650,000	$108,552	$162,828	$217,104	$271,380	$325,656	$379,933	$396,183	$412,433
$ 700,000	$117,052	$175,578	$234,104	$292,630	$351,156	$409,683	$427,183	$444,683
$ 750,000	$125,552	$188,328	$251,104	$313,880	$376,656	$439,433	$458,183	$476,933

$ 800,000	$134,052	$201,078	$268,104	$335,130	$402,156	$469,183	$489,183	$509,183
$ 850,000	$142,552	$213,828	$285,104	$356,380	$427,656	$498,933	$520,183	$541,433
$ 900,000	$151,052	$226,578	$302,104	$377,630	$453,156	$528,683	$551,183	$573,683
$ 950,000	$159,552	$239,328	$319,104	$398,880	$478,656	$558,433	$582,183	$605,933
$1,000,000	$168,052	$252,078	$336,104	$420,130	$504,156	$588,183	$613,183	$638,183
$1,050,000	$176,552	$264,828	$353,104	$441,380	$529,656	$617,933	$644,183	$670,433
$1,100,000	$185,052	$277,578	$370,104	$462,630	$555,156	$647,683	$675,183	$702,683
$1,150,000	$193,552	$290,328	$387,104	$483,880	$580,656	$677,433	$706,183	$734,933
$1,200,000	$202,052	$303,078	$404,104	$505,130	$606,156	$707,183	$737,183	$767,183

[1]	Amounts shown reflect estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including the Named Executive Officers, under the Corporation’s final average pay retirement plan, which covers most officers and other employees hired prior to January 1, 2001 on a non-contributory basis. Such benefits reflect a reduction to recognize, in part, the Corporation’s cost of Social Security benefits related to service for the Corporation. As a result of limitations under the Internal Revenue Code, a portion of these benefit amounts may be paid under supplemental benefit plans established by the Corporation. This table assumes retirement at age 65. At age 65 the following individuals will have the number of years of service indicated: Mr. Boscia, 34 and Mr. Thompson, 27. Mr. Gotta will have 12.7 years of credited service on July 31, 2006, his expected retirement date. Since Mr. Dineen was hired after January 1, 2001, his pension plan benefit is entirely based on the cash balance formula. As an employee of Delaware Investments, Mr. Driscoll is not eligible to participate in the retirement plan. Mr. Driscoll participates in the DRP (see note 5 of the Summary Compensation Table).

[2]	Final average salary is the average of an employee’s base salary paid in any consecutive 60-month period during an employee’s last ten years of active employment which produces the highest average salary. Recent base salary for the Named Executive Officers is reflected in column (c) of the Summary Compensation Table.

Cash Balance Plan

Pension benefits under the cash balance portion of our retirement plan are equal to the sum of a participant’s accumulated (1) Annual Benefit Credits and (2) Interest Credits:

•	Annual Benefit Credits are accumulated based on years of service and base salary plus bonus. As mentioned earlier in the “Retirement Plans” section, effective January 1, 2005, we now include 100% of eligible bonus amounts as compensation for purposes of calculating Annual Benefit Credits under the cash balance formula of the retirement plan.

•	Daily Interest Credits are based on the U.S. Treasury bond rates currently in effect. For participants hired prior to January 1, 2002, an opening account balance was actuarially determined based on the value of their benefit accrued as of December 31, 2001 under the final average pay formula.

For the following Named Executive Officers, the estimated annual straight life-annuity benefit at age 65 under the cash balance formula, assuming that each individual works until age 65, receives no increase in salary, receives an annual cash bonus paid at target, and assuming a U.S. Treasury bond interest credit rate of 4.59% per annum (which will vary over time) is as follows: Mr. Boscia $633,948; Mr. Thompson $226,884; and Mr. Dineen $114,732. Mr. Gotta, who is scheduled to retire on July 31, 2006, will receive an estimated annual benefit under the transition formula (assuming a 50% joint and survivor annuity) of $49,823 (for immediate commencement of benefit), or $92,781 (for commencement at age 65). For information regarding the effect of supplemental plan retirement benefits on the cash balance benefits, see the section entitled “Supplemental Arrangements” above.

Change-In-Control Arrangements

Recognizing that an unforeseen change of control is unsettling to our Executive Officers, including the Named Executive Officers, our Board established the Lincoln National Corporation Executives’ Severance Benefit Plan (the “Severance Plan”) in 1982 (with the current amendment and restatement effective January 10, 2002). The objectives of the Severance Plan are:

•	To attract and retain qualified executives in the face of an actual or threatened change of control,

•	To enable such executives to help our Board assess any proposed change of control of us and advise the Board as to whether such proposal is in our best interests, our shareholders, and the policyholders and customers of our affiliates without being unduly influenced by the possibility of employment termination, and

•	To demonstrate to those executives our desire to treat them fairly in such circumstances.

All of our Executive Officers, including the Named Executive Officers, are eligible to participate in the Severance Plan. In addition, the Committee may designate additional employees as eligible. Only eligible participants who have signed a “joinder agreement” with us may actually participate in the Severance Plan (“Participating Executives”). Pursuant to the terms and provisions of the Severance Plan (as may be amended at any time, and from time to time), a Participating Executive will be provided severance benefits if, in anticipation of or within three years after our change of control, (i) we or a successor entity terminates the Participating Executive’s employment for any reason other than cause, death or disability, or (ii) the Participating Executive terminates employment for good reason (as defined in the Severance Plan), such as a “material and adverse” change in his or her responsibilities, a reduction in salary or benefits, or relocation.

If the conditions for payment under the Severance Plan are satisfied, the Severance Plan pays benefits based on a multiple of “Annual Base Salary” and “Target Bonus.” For purposes of the Severance Plan, “Annual Base Salary” means the highest annual rate of salary during the 12-month period immediately preceding the date of termination of employment, and “Target Bonus” means the higher of the target set for annual incentive bonus under the Amended and Restated ICP during the calendar year in which the participating executive was terminated or the target set in the year in which the change in control occurred. The Severance Plan benefits that a Participating Executive would be entitled to, once the conditions for payment under that Plan were satisfied, are as follows:

Chief Executive Officer	3 times the Annual Base Salary	Plus	3 times the Target Bonus

All Other Participating Executives	2 times the Annual Base Salary	Plus	2 times the Target Bonus

In addition, payment of the above benefits to a Participating Executive would also trigger the payment of or entitlement to the following additional benefits:

•	Reimbursement of COBRA premiums paid by the Participating Executive for the continuation of coverage under our welfare benefit plans;

•	For retiree medical and dental coverage, additional credited service equal to the period that severance pay would be payable to the Participating Executive under our broad-based employees’ severance plan;

•	100% vesting of all excess benefit plans and supplemental retirement plans, with additional years of service credited for benefit accrual purposes, as follows: three years for the CEO, two years for all other Participating Executives;

•	Payment of annual and long-term incentive plan awards, with each payment pro-rated to reflect the date termination occurred during the performance period in progress;

•	Immediate and 100% vesting of restricted stock and stock options; and

•	Reimbursement of the cost of outplacement services, up to a maximum of 15% of the Participating Executive’s highest rate of annual base salary during the 12-month period immediately preceding the date of termination of employment.

Any Participating Executive receiving a benefit under the Severance Plan may also be entitled to an after-tax payment (a “Gross-Up”) to cover any excise tax on amounts deemed to be “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”). The Gross-Up would be a lump sum payment in an amount sufficient, after the payment of all taxes on the lump-sum payment itself, to pay the excise tax (and related assessments, if any) applicable to the Participating Executive. Plan benefits are automatically reduced to the Section 280G limit if they exceed that limit by no more than (10) percent. Any Participating Executive would also be entitled to reimbursement by us for legal fees and expenses incurred by such Executive seeking enforcement of our obligations under the Severance Plan, unless a court determines that the position taken by the Participating Executive was frivolous or in bad faith. The Severance Plan supplements and does not supersede other plans, contracts of employment, or other arrangements which the Participating Executives may have with us or our affiliates.

Employment and Termination of Employment Contracts

We do not have any employment agreements with any Named Executive Officer. On January 19, 2006, we entered into a Non-Compete and Anti-Solicitation Agreement, Waiver and General Release of Claims, which we refer to as the Agreement, with Mr. Gotta. Under the Agreement, Mr. Gotta will retire from his positions with us effective July 31, 2006, which we refer to as the termination date. Mr. Gotta’s work completion date was March 31, 2006. From his completion of work until July 31, 2006, Mr. Gotta agrees to make himself available to consult with us regarding operational and transitional issues upon request.

Unless he is involuntarily terminated for other than cause (as defined in the Agreement), if Mr. Gotta remains in our employ to the termination date, we will pay him:

•	a lump sum cash payment equal to $1,400,000, less applicable withholding taxes and deductions;

•	his full 2004-2006 long-term incentive performance cycle award at target, or $2.1 million, a pro-rated amount of his 2005-2007 long-term incentive performance cycle award at target of $2.1 million, or $1.17 million (20 months of service out of a 36-month cycle). In addition, as no target amount for Mr. Gotta’s 2006-2008 long-term incentive performance cycle award was set by the Compensation Committee, Mr. Gotta will be paid an additional amount in cash calculated as 8/36 X $2,100,000, or $466,667—this represents Mr. Gotta’s 2006-2008 long-term incentive performance cycle award, as if the target for such Award was equal to the target set for the 2005-2007 long-term incentive performance cycle award pro-rated for eight months of employment out of a total 36-month (3-year) cycle. Each long-term incentive performance cycle award shall be paid in the form that Mr. Gotta previously elected, which were shares for the 2004-2006 cycle and 67% shares and 33% cash for the 2005-2007 cycle, and otherwise pursuant to the relevant terms and provisions of the Amended and Restated ICP, the applicable award agreements and other documents; and

•	an additional amount calculated as 8/12 X $900,000, or $600,000—this represents Mr. Gotta’s 2006 annual incentive bonus, as if the target for his 2006 annual incentive bonus was equal to the target set for his 2005 annual incentive bonus, pro-rated for 8 months of employment out of a total 12-month (one year) cycle.

In addition to the consideration described above, we have agreed not to decrease Mr. Gotta’s base salary below the level set for 2005 ($600,000 annually) for the remainder of his term of employment.

Pursuant to the Agreement, Mr. Gotta has agreed to protect and not disclose any of our confidential information and/or trade secrets. He has also agreed that for twelve months following his termination date, he will not act as a director, officer, employee, agent, consultant or advisor to, nor, directly or indirectly, become associated with any person, firm, company or corporation whose principal activity is competitive with our annuities businesses and will not, directly or indirectly, hire, manage, solicit or recruit our financial planners, agents, salespeople, financial advisors, or employees with whom Mr. Gotta became familiar as a result of his employment with us and who are involved in selling or distributing, or providing services with respect to the sale or distribution of our annuity products. Mr. Gotta may request a waiver of any of these obligations by written request made to our Chief Executive Officer for each potential engagement contemplated by Mr. Gotta. The request for a waiver may be granted or not granted, in the sole and unfettered discretion of our Chief Executive Officer.

Finally, in consideration of the payments that he is receiving under the Agreement, Mr. Gotta has executed a general release of claims releasing us and our affiliates and subsidiaries, and each of our and their directors, officers, representatives, agents, attorneys, employees, successors, and assigns and any other person acting through, by, under or in concert with any of them from any and all claims he has ever had or now has arising from his employment or termination of employment.

RELATED PARTY TRANSACTIONS

We have not engaged in any transactions, or series of transactions, since the beginning of 2005 with our directors, executive officers, five percent beneficial owners or their immediate family members requiring disclosure.

GENERAL

Shareholder Proposals

To Be Included in Our Proxy Materials

Any shareholder proposals intended to be considered for inclusion in the proxy materials for our 2007 Annual Meeting of Shareholders must be received by us no later than December 28, 2006. All such proposals should be sent to our Corporate Secretary.

To Be Presented In-Person at Shareholder Meetings

Shareholders wishing to propose matters for consideration at a meeting of shareholders or to propose nominees for election as directors must follow the procedures contained in our Bylaws. Such procedures include giving notice to the Corporate Secretary at least 90 and not more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. However, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and end thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such shareholder notice shall be given by the close of business on the later of (i) the date 90 days prior to such Other Annual Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed. Based on the Annual Meeting Date of June 9, 2006, such notice to be considered timely received for the 2007 Annual Meeting of Shareholders must be received on or after February 9, 2007 and on or before March 11, 2007. That notice must include:

•	the name and address of the proposing shareholder (as it appears in our stock records);

•	a brief description of the business desired to be brought before the meeting;

•	the class and number of our shares that are beneficially owned by the proposing shareholder; and

•	a description of any interest of such proposing shareholder in the business proposed.

There are additional requirements, which may be applicable. The applicable bylaw requirements are set forth in Exhibit 1.

In the case of a shareholder-proposed nominee for director, the required notice, in addition to meeting the above notice requirements, must also contain as to each such person:

•	the name, age, business address and residence address of such person;

•	the principal occupation or employment of such person;

•	the class and number of our shares which are beneficially owned by such person;

•

any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange

Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	the qualifications of the nominee to serve as one of our directors.

The applicable Bylaw requirements regarding shareholder proposed nominees are set forth in Exhibit 2.

In the event any such matter is brought before the meeting in accordance with our Bylaws, the individuals identified on the proxy card may, if the matter will be voted on, vote the shares represented by proxies in their discretion in the manner they believe to be in our best interests. However, the person presiding at a meeting of shareholders (the chairman) is authorized by the Bylaws, if the facts warrant, to determine that the proposed business was not properly brought before the meeting, or was not lawful or appropriate for consideration at the meeting or that a nomination for director was not properly made. Upon a declaration of such determination by the chairman, the proposed business shall not be transacted or the defective nomination shall be disregarded, as the case may be. There are additional requirements that may be applicable.

2006 Shareholder Proposals

No shareholder proposals were received for the 2006 Annual Meeting. To the extent permissible, your proxy will be voted in the discretion of the proxy holders with respect to each matter properly brought before the meeting that has not been enumerated in this Proxy Statement or for which no specific direction was given on the proxy card.

Annual Report

Our Annual Report to Shareholders for the fiscal year 2005 (which includes a copy of our Form 10-K for 2005) is being mailed simultaneously with this proxy statement (in the same envelope) to shareholders of record at the relevant addresses appearing on our stock books. In addition, a printed copy of the Annual Report on Form 10-K will be provided on written request and without charge to any shareholder requesting it in writing addressed to Corporate Secretary, Lincoln National Corporation, 1500 Market Street, Suite 3900, Centre Square West Tower, Philadelphia, Pennsylvania 19102-2112. In addition, you can access that report and other reports on the SEC’s website at www.sec.gov and on our website at www.lfg.com.

For the Board of Directors,

C. Suzanne Womack, Secretary
April 27, 2006

EXHIBIT 1

Section 10. Notice of Shareholder Business. At any meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting given in accordance with Section 4 of this Article I, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the chief executive officer, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) above, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the corporation, not less than ninety days nor more than one hundred twenty days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before such anniversary date and ends thirty days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such shareholder notice shall be given in the manner provided herein by the close of business on the later of (i) the date ninety days prior to such Other Annual Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed. A shareholder’s notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, including the text of any proposal to be presented, (b) the name and address, as they appear on the corporation’s stock records, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (d) any interest of the shareholder in such business. Only such business shall be brought before a special meeting of shareholders as shall have been specified in the notice of meeting given in accordance with Section 4 of this Article I. In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder’s notice as provided in this Section 10. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 10. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the bylaws, or that business was not lawful or appropriate for consideration by shareholders at the meeting, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.

EXHIBIT 2

Section 11. Notice of Shareholder Nominees. Nominations of persons for election to the Board of Directors of the corporation may be made at any annual meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting. Such shareholder nominations shall be made pursuant to timely notice given in writing to the secretary of the corporation in accordance with Section 10 of this Article I. [Note: Section 10 is attached to this Proxy Statement as Exhibit 1.] Such shareholder’s notice shall set forth, in addition to the information required by Section 10, as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (v) the qualifications of the nominee to serve as a director of the corporation. In the event the Board of Directors calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, if the shareholder’s notice of such nomination contains the information specified in this Section 11 and shall be delivered to the secretary of the corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and either the names of the nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected are publicly announced or disclosed. In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder’s notice as provided in this Section 11. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 11. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

EXHIBIT 3

LINCOLN NATIONAL CORPORATION

AUDIT COMMITTEE CHARTER

I.	Purposes of the Audit Committee: The primary purposes of the Audit Committee are to:

1.	assist the Board of Directors of Lincoln National Corporation (the “Corporation”) in its oversight of:

(i)	the integrity of the Corporation’s financial statements;

(ii)	the Corporation’s compliance with legal and regulatory requirements;

(iii)	the independent auditor’s qualifications and independence; and

(iv)	the performance of the Corporation’s General Auditor and independent auditor; and

2.	prepare the report required to be prepared by the Audit Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement.

The primary function of the Audit Committee is oversight. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures and each member of the Audit Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation from which it receives information and the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary.

II.	Composition of the Audit Committee: The Audit Committee shall be comprised of at least three directors, each of whom the Board of Directors has determined has no material direct or indirect relationship with the Corporation or any of its subsidiaries and each of whom satisfies the applicable membership requirements of the rules of the New York Stock Exchange. The Board of Directors shall determine that: (i) each member is “financially literate,” and one member has “accounting or related financial management expertise,” as such qualifications are interpreted by the Board of Directors in its business judgment, and (ii) one member is an “audit committee financial expert,” as defined by the SEC.

No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee, and discloses that determination in the Corporation’s annual proxy statement. No member of the Audit Committee may receive any compensation from the Corporation other than (i) director’s fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

Prospective members shall be recommended by the Corporate Governance Committee of the Board of Directors, and elected annually by resolution of the Board of Directors at its first meeting following the annual meeting of shareholders. One member shall be designated from time to time by the Board of Directors as Chair of the Audit Committee (“Chair”).

The membership and structure of the Committee shall be subject to the Corporation’s Bylaws to the extent such Bylaws are consistent with applicable law and rules of the Securities and Exchange Commission and the New York Stock Exchange.

III.	Meetings of the Audit Committee: The Audit Committee shall meet once every fiscal quarter, or more frequently if deemed necessary or desirable by the Chair. The Audit Committee shall meet separately at least annually with the Chief Financial Officer, the General Auditor, and the independent auditor to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed in separate session (“Separate Session”). With the exception of Separate Session, the independent auditor, Chief Financial Officer, General Counsel, General Auditor, Chief Compliance Officer and Corporate Secretary shall customarily attend meetings of the Audit Committee. The Audit Committee may, at its discretion, meet in executive session with or without the presence of the independent auditor or corporate officers.

The Chair shall provide reasonable notice of and set an agenda for all meetings.

IV.	Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

1.	with respect to the independent auditor, which auditor shall report directly to the Audit Committee,

(i)	to retain and terminate the independent auditor;

(ii)	to approve all audit engagement fees and terms, as well as any non-audit engagements;

(iii)	to ensure that the independent auditor prepares and delivers at least annually a formal written statement describing: the auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Corporation, including each non-audit service provided to the Corporation by the independent auditor and the matters set forth in Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended, and to discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the Corporation’s independent auditor;

(iv)	to review and evaluate the qualifications, performance and independence of the independent auditor and the lead partner of the independent auditor;

(v)	to discuss with management the timing and process for implementing the rotation of the lead audit partner and the reviewing audit partner as required by law, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself; and

(vi)	if applicable, to consider whether the independent auditor’s provision to the Corporation of any non-audit services is compatible with maintaining the independence of the independent auditor.

2.	with respect to the General Auditor,

(i)	to consult with management before the appointment or replacement of the General Auditor;

(ii)	to participate in the annual performance review of the General Auditor;

(iii)	to receive from the General Auditor and review summaries of and, as appropriate, the significant reports to management prepared by the internal audit department and management’s responses thereto, and also such other reports from the General Auditor as he or she deems necessary or desirable; and

(iv)	to review the responsibilities, budget and staffing of the Corporation’s internal audit function.

3.	with respect to the Corporation’s consolidated financial statements, financial reporting process, and systems of internal accounting and financial controls,

(i)	to receive from management and the independent auditor and review a timely analysis of significant financial reporting issues and practices;

(ii)	to discuss with the independent auditor the matters required to be discussed by or referred to in Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

(iii)	to receive from the independent auditor and review the report to the audit committee required to be provided pursuant to Section 10A(k) of the Securities Exchange Act of 1934, as amended;

(iv)	to meet with management, the independent auditor, and the General Auditor:

•	to review the respective annual audit plans of the independent auditor and General Auditor;

•	to discuss the annual consolidated financial statements and the quarterly consolidated financial statements and the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s SEC filings and annual report to shareholders, if applicable;

•	to discuss any significant matters arising from any audit or report or any communication referred to in items 2(iii) or 3(ii) above, including any audit problems or difficulties, whether raised by management, the General Auditor or the independent auditor;

•	to discuss any difficulties the independent auditor encountered in the course of the audit, including any restrictions on its activities or access to requested information and any significant disagreements with management;

•	to discuss any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise), any communications between the audit team and their national office respecting auditing or accounting issues presented by the engagement, and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Corporation;

•	to discuss any significant proposed or contemplated changes to the Corporation’s accounting principles, policies, controls, procedures, practices, and auditing plans; and

•

to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles, and major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation; and (d) earnings press releases (paying particular attention to any use of “pro forma,”

or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies;

(v)	to discuss guidelines and policies governing the process by which management of the Corporation and the relevant departments of the Corporation assess and manage the Corporation’s exposure to risk, and to discuss the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(vi)	to obtain from the independent auditor assurance that the audit was conducted in accordance with auditing standards generally accepted in the United States and rules and regulations set forth in Section 10A of the Securities Exchange Act of 1934, as amended;

(vii)	to review policies and procedures with respect to officers’ expense accounts and perquisites and the results of audits of these areas;

(viii)	to discuss with the General Counsel any significant legal matters that may have a material effect on the Corporation’s business or consolidated financial statements;

(ix)	to discuss the types of information to be disclosed and the type of presentation to be made by the Corporation with respect to earnings press releases and financial information and earnings guidance provided to analysts and rating agencies;

(x)	to establish hiring policies for employees or former employees of the independent auditor; and

(xi)	to establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

4.	with respect to enterprise risk management,

(i)	to inquire about significant risks and exposures, if any; and

(ii)	to review and assess the steps taken to monitor and manage such risks.

5.	with respect to reporting and recommendations,

(i)	to prepare any report, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Corporation’s annual proxy statement;

(ii)	to review and reassess this Charter at least annually and recommend any changes to the Board of Directors;

(iii)	to report the Audit Committee’s activities to the Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee deems appropriate; and

(iv)	to prepare and review with the Board of Directors an annual performance evaluation of the Audit Committee, to be conducted in such manner as the Audit Committee deems appropriate and to be provided either orally or in writing, which evaluation should compare the performance of the Audit Committee with the requirements of this charter.

V.	Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority to obtain advice and assistance from outside legal, accounting or other advisors as it deems appropriate, without seeking approval of the Board of Directors or management.

The independent auditor for the Corporation is ultimately accountable to the Board of Directors and the Audit Committee.

EXHIBIT 4

LINCOLN NATIONAL CORPORATION

COMPENSATION COMMITTEE CHARTER

LAST AMENDED MARCH 9, 2006

I.	Purposes

The Compensation Committee (the “Committee”) is a standing committee appointed by the Board of Directors (the “Board”) of Lincoln National Corporation (the “Corporation”):

1.	To discharge the Board’s responsibilities relating to compensation of the Corporation’s executives,

2.	To produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement,

3.	To insure that succession plans are in place for the CEO and other members of the Senior Management Committee,

4.	To insure that an effective management development planning process is in place consistent with the long-term needs of the Corporation, and

5.	To insure that the Corporation’s compensation and benefit plans for the CEO, key executives, officers and employees are competitive, support the Corporation’s overall business strategy and are fair in relation to personal and overall business performance.

II.	Membership, Structure and Operations

The Committee shall consist of three or more members of the Board. The members of the Committee shall meet, and shall be determined by the Board to meet, the independence requirements of the New York Stock Exchange. In addition, two or more members of the Committee shall be “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

The membership and structure of the Committee shall be subject to the Corporation’s Amended and Restated Bylaws to the extent such Bylaws are consistent with applicable laws and rules of the Securities and Exchange Commission and the New York Stock Exchange.

The members of the Committee shall be elected, replaced and shall serve at the pleasure of the Board for such term or terms as the Board may determine. The Board, based on nominations recommended by the Corporation’s Corporate Governance Committee, shall elect members of the Committee. Committee members may resign by giving written notice to the Board. A Committee member may resign Committee membership without resigning from the Board, but a member shall automatically cease to be a member of the Committee upon either ceasing to be a member of the Board or ceasing to be “independent” as required above.

The Board shall designate one member of the Committee as its chairperson. The chairperson, in consultation with Committee members, if deemed appropriate, will determine the frequency and length of meetings necessary to carry out the Committee’s responsibilities. The chairperson shall preside at each meeting or, in the absence of the chairperson, one of the other members of the Committee shall be designated as the acting chair of the meeting. The chairperson (or acting chair) may direct appropriate members of management and staff to prepare draft agendas and related background information for each Committee meeting. The draft agenda shall be reviewed and approved by the Committee chairperson (or acting chair) in advance of distribution to the other Committee members. Any background materials, together with the agenda, should if practicable be distributed to the Committee members in advance of the meeting. Written minutes of each meeting, in the form approved at a subsequent meeting, shall be duly filed in the Company records. The Corporate Secretary is responsible for the distribution of the meeting agenda and the retention of appropriate Committee documentation. The Committee may invite the CEO and members of management to its meetings, as the Committee deems appropriate.

III.	Duties and Responsibilities

The Committee’s duties and responsibilities shall be:

1.	To establish, in consultation with senior management, the Corporation’s general compensation philosophy, and oversee the development and implementation of compensation programs.

2.	To annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee shall consider, among other factors, the Corporation’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years. Nothing in this charter should be construed as precluding discussion of CEO compensation with the Board.

3.	To review and approve all compensation strategies, policies and programs that encompass total remuneration of the Corporation’s executive officers and key personnel.

4.	To review and approve, within its authority as set forth below, the establishment of employee benefit plans. For amounts beyond that authority, it will recommend such establishment to the Board.

5.	To make recommendations to the Board with respect to the Corporation’s incentive compensation plans and equity-based plans.

6.	To review and approve all elements of remuneration for the executive officers of the Corporation including but not limited to: (a) annual base salary level, (b) annual incentive level, (c) long-term incentive level, stock options and other equity-based awards, (d) pension and other benefits, (e) employment agreements, (f) severance agreements, (g) change in control agreements or provisions and (h) any special or supplemental benefits.

7.	To (a) administer the Company’s Stock Option Plan and any other incentive plan or program providing for performance-based awards under Section 162(m) of the Internal Revenue Code with respect to those employees who are described in subsection 16(a) of the Securities Exchange Act of 1934 or who are or are expected to be “covered employees,” as defined in Section 162(m) of the Internal Revenue Code, (b) approve all such grants or awards that are intended to be exempt from the application of either or both of such provisions, and (c) take such actions and have such responsibilities as may be set forth from time to time in such plans or programs. For purposes of Section 162(m), the Committee shall include only those members qualified as “outside” directors as defined in that section. In addition, for purposes of Rule 16b-3, the Committee shall include only those members qualified as “non-employee” directors as defined in that rule.

8.	To insure that appropriate programs and procedures are established to provide for the development, selection and succession of officers and key personnel within the Corporation. In addition, the Committee shall review and recommend for Board approval, candidates for the Chairman and Chief Executive Officer positions.

9.	To establish procedures for the Committee to exercise oversight of the evaluation of management.

10.	To make regular reports to the Board of actions taken and other matters deemed appropriate to be brought to the Board’s attention at the next Board meeting.

11.	To review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

12.	To perform a self-evaluation of the performance of the Committee annually. The evaluation shall be conducted in such manner as the Committee deems appropriate. The evaluation shall compare the performance of the Committee with the requirements of this charter.

13.	To perform any other duties or responsibilities expressly delegated to the Committee by the Board.

IV.	Authority

1.	The Committee shall have authority to approve employee benefit and executive compensation plans and programs, provided the present value cost for each plan or change to a plan will not exceed $20 million for the next five years after the effective date of such change.

2.	The Committee may form and delegate authority to one or more subcommittees comprised of one or more members of the Committee.

3.	The Committee shall have sole authority to retain and terminate any compensation consultant and shall have sole authority to approve the consultant’s fees and other terms of retention.

4.	The Committee shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

V.	Resources

The Committee shall have the resources necessary to discharge its duties and responsibilities.

EXHIBIT 5

LINCOLN NATIONAL CORPORATION

CORPORATE GOVERNANCE

COMMITTEE CHARTER

LAST APPROVED MARCH 9, 2006

I.	Purposes

The Corporate Governance Committee (the “Committee”) is a standing committee appointed by the Board of Directors (the “Board”) of Lincoln National Corporation (the “Corporation”):

1.	To assist the Board by identifying individuals qualified to become Board members,

2.	To recommend to the Board the director nominees for the next annual meeting of shareholders,

3.	To take a leadership role in shaping the corporate governance of the Corporation and recommend to the Board the Corporate Governance Guidelines applicable to the Corporation,

4.	To recommend to the Board director nominees for each Board committee,

5.	To evaluate competencies appropriate for the Board and to identify missing or under-represented competencies, and

6.	To assist in the evaluation of the Board and the evaluation of individual directors.

II.	Membership, Structure and Operations

The Committee shall consist of three or more members of the Board. The members of the Committee shall meet, and shall be determined by the Board to meet, the independence requirements of the New York Stock Exchange. The members of the Committee shall be elected, replaced and shall serve at the pleasure of the Board for such term or terms as the Board may determine. Committee members may resign by giving written notice to the Board. A Committee member may resign Committee membership without resigning from the Board, but a member shall automatically cease to be a member of the Committee upon either ceasing to be a member of the Board or ceasing to be “independent” as required above.

The Board shall designate one member of the Committee as its chairperson. The chairperson, in consultation with Committee members, if deemed appropriate, will determine the frequency and length of meetings necessary to carry out the Committee’s responsibilities. The chairperson shall preside at each meeting or, in the absence of the chairperson, one of the other members of the Committee shall be designated as the acting chair of the meeting. The chairperson (or acting chair) may direct appropriate members of management and staff to prepare draft agendas and related background information for each Committee meeting. The draft agenda shall be reviewed and approved by the Committee chairperson (or acting chair) in advance of distribution to the other Committee members. Any background materials, together with the agenda, should if practicable be distributed to the Committee members in advance of the meeting. Written minutes of each meeting, in the form approved at a subsequent meeting, shall be duly filed in the Corporation’s records. The Corporate Secretary is responsible for the distribution of the meeting agenda and the retention of appropriate Committee documentation. The Committee may invite the CEO and members of management to its meetings, as the Committee deems appropriate.

The membership and structure of the Committee shall be subject to the Corporation’s Bylaws to be effective upon completion of the Corporation’s transaction with Jefferson-Pilot Corporation to the extent such Bylaws are consistent with applicable law and rules of the Securities and Exchange Commission and the New York Stock Exchange.

III.	Duties and Responsibilities

The Committee’s duties and responsibilities shall be:

1.	To identify individuals believed to be qualified to become Board members and to recommend to the Board the nominees to stand for election as directors at the annual meeting of stockholders. In the case of a vacancy on the Board (including one created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through election by the Board or by shareholders.

In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience, the extent to which the candidate’s experience complements the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any Committees of the Board. The Committee may consider candidates proposed by management, but is not required to do so.

2.	To establish procedures for the Committee to exercise oversight of the evaluation of the CEO (in cooperation with the Compensation Committee) and the Board. Board evaluation includes assessing overall Board membership against required Board competencies, effectiveness of Board meetings and relationships between Board members and management.

In addition, the Committee is responsible for individual director assessments as set forth in the Corporation’s Corporate Governance Guidelines.

3.	To recommend to the Board members to serve on each committee of the Board and to identify Board members qualified to fill vacancies on any committee of the Board (including the Corporate Governance Committee).

In nominating a candidate for committee membership, the Committee shall take into consideration the factors set forth in the charter of the committee, if any, as well as any other factors it deems appropriate, including, without limitation, the consistency of the candidate’s experience with the goals of the committee and the extent to which the candidate’s experience complements the experience of the other committee members.

4.	To review and make recommendations to the Board regarding shareholder nominations for election as directors made in accordance with the procedures set forth in Article I, Section 11 of the Corporation’s Bylaws.

5.	To recommend to the Board the class of directors in which a nominee should serve.

6.	To recommend to the Board from time to time any changes the Committee believes desirable in the size of the Board or in the size, function or structure of the standing Committees of the Board.

7.	To develop and recommend to the Board for inclusion in the Corporation’s Corporate Governance Guidelines standards for determining the independence of directors consistent with the requirements of the New York Stock Exchange and other applicable laws or regulations and review those standards and recommend to the Board appropriate changes, if any, at least annually.

8.	To develop and recommend to the Board a set of corporate governance principles applicable to the Corporation, and to review those principles and recommend to the Board appropriate changes, if any, at least annually.

9.	To make regular reports to the Board no less frequently than annually.

10.	To perform a self-evaluation of the performance of the Committee annually. The evaluation shall be conducted in such manner as the Committee deems appropriate. The evaluation shall compare the performance of the Committee with the requirements of this charter. The evaluation shall also recommend to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee.

11.	To recommend an overall compensation program for directors, including retainer, meeting fees, perquisites, deferred compensation, stock option plans or other incentive or retirement plans, and medical and life insurance coverage.

12.	To recommend share ownership expectations of Board members.

13.	To recommend to the Board such additional actions related to corporate governance matters as the Committee deems advisable from time to time.

14.	To perform any other duties or responsibilities expressly delegated to the Committee by the Board.

IV.	Authority

1.	The Committee may form and delegate authority to one or more subcommittees comprised of one or more members of the Committee.

2.	The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firms’ fees and other terms of retention.

3.	The Committee shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

V.	Resources

The Committee shall have the resources necessary to discharge its duties and responsibilities.

EXHIBIT 6

Lincoln National Corporation

Board of Directors

Corporate Governance Guidelines

I.	Introduction

The Board of Directors of Lincoln National Corporation (the “Corporation” or “LNC”), acting on the recommendation of its Corporate Governance Committee, has developed and adopted a set of Corporate Governance Guidelines (the “Guidelines”) to promote the functioning of the Board and its Committees and to set forth a common set of expectations as to how the Board should perform its functions. In the event of any conflict between these guidelines and the Corporation’s Bylaws, the Corporation’s Bylaws shall govern, to the extent consistent with applicable law and rules of the Securities and Exchange Commission and the New York Stock Exchange (“NYSE”).

II.	Membership Criteria

A majority of the Board shall at all times be comprised of independent directors as defined by the applicable NYSE listing standards. Members of the Board of Directors should have the highest professional and personal honesty and integrity, consistent with longstanding values and standards of the Corporation. They should have broad experience at the policy-making level in business, government, education, insurance, investment management or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.

The Corporate Governance Committee is responsible for reviewing with the Board periodically the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment should include issues of diversity, age, professional accomplishments, integrity, skills such as understanding of marketing, finance, accounting, regulation and public policy, international background, commitment to the Corporation’s shared values, etc. – all in the context of an assessment of the perceived needs of the Board at that point in time.

Outside directors shall not serve on more than five boards of publicly held companies in addition to the LNC Board; provided, however, that outside directors who are chief executive officers of publicly held companies shall not serve on more than two boards of publicly held companies in addition to the LNC Board. Inside directors shall not serve on more than two boards of publicly held companies in addition to the LNC Board.

III.	Duties and Responsibilities

A.	Attending Board meetings and Board Committee meetings on which they serve and spending the time needed to review meeting materials and properly discharge their responsibilities.

B.	Evaluating the performance of the Corporation and its executive management including: (i) overseeing the conduct of the Corporation’s business to evaluate whether it is being effectively managed, including through regular meetings of the outside directors without the presence of management and (ii) selecting, regularly evaluating and planning for the succession of the Chief Executive Officer (“CEO”) and such other members of executive management as the Board deems appropriate, including fixing the compensation of such individuals.

C.	Evaluating the CEO at least annually. The Lead Director will chair a meeting of outside directors to discuss the evaluation and will communicate the results to the CEO. In the absence of the Lead Director, the Chair of the Compensation Committee will have this responsibility.

The evaluation should be based on objective criteria including performance of the business, accomplishment of long-term strategic objectives, management development, and the like. Criteria should be developed by the CEO in consultation with the Compensation Committee and approved by the Board.

The evaluation will be used by the Compensation Committee in the course of its deliberations when considering the compensation of the CEO.

D.	Reviewing the annual succession planning report from the CEO including the position of CEO and all members of the Senior Management Committee.

E.	Reviewing the annual management development program report from the CEO.

F.	Reviewing the Corporation’s strategic plans and objectives, including the principal risk exposures of the Corporation.

G.	Providing advice and counsel to the CEO and other executive management of the Corporation.

H.	Assisting management in the oversight of compliance by the Corporation with applicable laws and regulations, including the public reporting obligations of the Corporation.

I.	Overseeing management in the safeguarding of assets through the maintenance of appropriate accounting, financial and other controls.

J.	Electing members of Board Committees and overseeing any required or appropriate Committees of the Board established for purposes of executing any delegated responsibilities from the Board.

K.	Determining the form and amount of compensation for Directors taking into account their responsibilities as such and as members of any Committee of the Board.

L.	Evaluating the overall effectiveness of the Board as well as selecting and recommending to shareholders for election an appropriate slate of candidates for the Board.

In discharging their responsibilities, directors must exercise their business judgment to act in a manner that they believe in good faith is in the best interests of the Corporation and its shareholders. In carrying out their responsibilities directors should be entitled to rely on the honesty and integrity of the Corporation’s officers and outside advisers and auditors.

Directors shall be entitled to require that the Corporation purchase reasonable liability insurance on their behalf and to accord them the benefits of indemnification and exculpation to the fullest extent permitted by applicable law and the Corporation’s Articles of Incorporation and Bylaws.

IV.	Structure and Operation of the Board

A.	Size and Composition

1.	Size of the Board - It is the sense of the Board that a size of 10 to 15 directors is most favorable. However, the Board would be willing to go to a somewhat larger size in order to accommodate the availability of an outstanding candidate.

2.	Mix of Non-Independent and Independent Directors - The Board believes that as a matter of policy, the composition of the Board should include the President, if elected, and the Chairman of the Board, if elected, and a maximum of one additional non-independent director. All other directors should be independent. The definition of “independent director” shall be as set forth in the rules of the NYSE, as such rules may from time to time be amended.

3.	Former Employee Board Membership - A director who is an employee will cease to be a director as of the date the director ceases to be an employee, for whatever reason.

4.	Selection of New Director Candidates - The Board itself should be responsible, in fact as well as procedure, for selecting its own members. The Board delegates the screening process involved to the Corporate Governance Committee with input from the CEO.

5.	Extending the Invitation to a New Potential Director to Join the Board - The invitation to join the Board should be extended by the Board itself through the Chair of the Corporate Governance Committee and, if desired, the Chairman of the Board, together with other director(s) when deemed appropriate.

6.	Directors Who Change Their Present Job Responsibility - Individual directors who change their employment status should inform the CEO and the Chair of the Corporate Governance Committee of the change. In addition, they must volunteer, in writing, to resign from the Board. The Corporate Governance Committee, in consultation with the CEO, will evaluate the offer to resign and make a recommendation to the Board.

7.	Directors Who Desire to Accept a Board Position with Another Public Company - Individual directors who desire to accept a directorship (or, in the case of a business entity other than a corporation, a comparable position) (“Directorship”) of a corporation or other business entity with a class of securities registered under the Securities Exchange Act of 1934 (i.e., a public company) should inform the CEO in advance of such acceptance.

The CEO, after considering any conflict of interest, antitrust or other matters deemed appropriate, will advise the director in writing of the Corporation’s position. The CEO will also apprise the Corporate Secretary, the Chair of the Conflicts of Interest Committee, and the Board of his/her determination. If the Corporation’s position is that the director should not be permitted to accept the Directorship while continuing as a director of the Corporation, the director shall inform the CEO whether he/she nevertheless intends to accept the Directorship and shall resign from the Board prior to doing so.

8.	Term Limits - The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Corporation and its operations and, therefore, provide an increasing contribution to the Board as a whole.

9.	Retirement Age - Outside directors shall retire from the LNC Board and the boards of LNC subsidiaries, if any, at the end of the second day immediately preceding the annual meeting of shareholders next following, or coinciding with, the attainment of age 70. Inside directors shall retire pursuant to the Retirement Policy for the Senior Management Committee.

B.	Offices of Chairman and CEO Currently, the Bylaws of LNC provide that the Chair of the Board, if elected, and the President, if elected, will be chosen from among the directors. If both offices are filled, the Board designates one of the officers as the Chief Executive Officer. If only one office is filled, that officer is the Chief Executive Officer.

The Board has no policy respecting the need to separate the offices of Chairman of the Board and CEO. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Corporation to make a determination whenever it elects a new CEO. The Board recognizes that there may be circumstances in the future that would lead it to separate these offices, but the Board believes there is no reason to do so at this time.

C.

Lead Director At the Board meeting associated with the Annual Meeting of Shareholders each year (the “Annual Board Meeting”), the Board will decide whether to designate a lead director of the Board (the “Lead Director”) to serve until the next Annual Board Meeting. The Board can, of course, terminate or initiate such designation at any time between Annual Board Meetings if it so desires. If the Board decides to designate a Lead Director, the director so designated shall be chosen from among the outside directors and shall perform the following functions: 1) be available to the CEO for consultation on issues of corporate importance which may involve Board action and in general be a resource to the Chairman/CEO on an as needed basis; 2) chair meetings of the outside directors (which normally will be held in conjunction with the regular meetings of the Board of directors), as well as meetings of the independent directors, provided the Lead Director is an independent director; 3) refer and defer to appropriate Board committee chairs all matters within the scope of such committees as may be set forth from time to time in the respective Committee charters; 4) be a key communicator, along with Committee chairs, between the directors and the Chairman/CEO on matters deemed appropriate by the Board; (However, it should be clear that the Chairman/CEO is responsible directly to the Board in its entirety and individual Board members have the prerogative of communicating directly with the Chairman/CEO and the reverse.); 5) be available to outside directors for discussion of Board issues or other matters; and 6) in the event of the incapacitation of the CEO, contact the corporate secretary to call a meeting of directors pursuant to Article II, Section 3 (Special Meetings) of the Corporation’s Bylaws to consider what action is appropriate, including the possible election of an acting CEO or a new CEO.

D.	Board Meetings

1.	Frequency - The Board shall meet at least six times a year. Additional meetings may be scheduled as necessary or appropriate in light of circumstances.

2.	Selection of Agenda Items for Board Meetings - The CEO, in consultation with the Lead Director, will establish the agenda for each Board meeting. At the beginning of the fiscal year the CEO will establish a schedule of agenda subjects to be discussed during the year (to the extent these can be foreseen) and will review it with the Board. Each director is free to suggest the inclusion of items on the agenda. Each director is free to raise at any Board meeting subjects that are not on the agenda for that meeting. At least one Board meeting each year will, among other things, be for the purpose of reviewing: (i) long-term strategic plans and the principal issues that LNC will face in the future, (ii) strategic objectives, (iii) business and financial performance for the prior year, including a review of the achievement of strategic objectives, and (iv) the Corporation’s compliance with applicable law and listing standards.

3.	Regular Attendance of Non-Directors at Board Meetings - The CEO may invite officers to attend Board meetings. An objective of the Board, however, is to limit the number of outsiders in meetings. Therefore, attendance by non-directors should be restricted to topics where their expertise is desired.

4.	Board Materials Distributed in Advance - It is the sense of the Board that information and data that are important to the Board’s understanding of the business be distributed in writing to the Board before the Board meets. The officers will make every attempt to see that this material is as brief as possible while still providing the desired information.

5.	Presentations - As a general rule, presentations on specific subjects should be sent to the Board members in advance so that Board meeting time may be conserved and discussion time focused on questions that the Board has about the material. On those occasions in which the subject matter is too sensitive to put on paper, the presentation will be discussed at the meeting.

6.	Minutes - The Secretary of the Corporation normally shall record minutes of all meetings of the Board and Shareholders. In the absence or incapacity of the Secretary, the Chairman may designate an Assistant Secretary, a Director, the General Counsel or outside counsel to record the minutes of meetings of the Board, Board Committees or Shareholders.

With respect to any matter, a Director voting against a proposal may ask to have his or her dissent recorded in the minutes of the meeting, and the Secretary shall do so.

7.

Executive Sessions of Outisde Directors - The outside directors will meet in executive session in connection with each regularly scheduled Board meeting and at such other times as they may desire. Each regularly scheduled Board meeting agenda will specify an executive session. Executive sessions are meetings of outside directors. Inside directors and management do not attend these sessions. Executive sessions are not Board meetings. Any matter may be discussed during an Executive Session, but Board action cannot be taken during such sessions. Board action may only be taken at Board meetings (including telephonic meetings) or by the unanimous written consent of all Board members to action without a meeting. Executive sessions will be chaired by the Lead Director who will provide feedback to the CEO. In the Lead Director’s absence, the chair of the Corporate Governance Committee will chair these sessions. Board committees that are composed of both inside and outside directors may have executive sessions at which inside director(s) are not present on a basis similar to executive sessions of the Board. In the event the Board includes any non-independent outside directors, the independent directors will hold an additional executive session, without any non-independent outside directors present, at least once per year. This session will be held in connection with the Board meeting immediately following the annual meeting of shareholders, unless the Board determines otherwise.

Minutes need not be taken at executive sessions of the Board or Board Committees composed of both inside and outside directors. If minutes are taken, they should not be kept with or included in the minutes of the Board or Board Committee. If a Committee is composed solely of outside directors and management personnel are asked to leave, whether minutes need to be taken depends on whether the Committee meeting is adjourned. If management is asked to leave, but the meeting is not adjourned, then minutes need to be taken and are part of the official minutes of the Committee. If the meeting is adjourned, and outside directors meet without management, minutes need not be taken, and, if taken, should not be kept with or included in the minutes of the meeting. If minutes are taken during an executive session, the chair of the session should designate an acting secretary for the session.

E.	Access to Management

Board members shall have complete access to LNC’s officers and counsel. It is assumed that Board members will use judgment to be sure that this contact is not distracting to the business operation of the Corporation and that such contact, if in writing, be copied to the CEO.

Furthermore, the Board encourages the CEO to, from time to time, bring managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas and (b) represent managers with future potential that the senior officers believe should be given exposure to the Board.

F.	Access to Outside Counsel and Other Advisors

The Board and Board Committees may retain outside counsel, financial or other advisors, as they deem appropriate, without consulting with or obtaining the approval of any officer of the Corporation with respect to any issue relating to matters subject to their respective authority.

G.	Board Interaction with Institutional Investors, the Press, Customers, etc.

The Board believes that the appropriate officers speak for the Corporation. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Corporation. It is expected that Board members would do this with the knowledge of the CEO and, absent unusual circumstances, only at the request of the CEO.

In no event shall any Director disclose any material non-public information concerning the Corporation. Among other considerations, such disclosures may violate applicable law. Questions about such information should be directed to the General Counsel. In the event that a Director inadvertently discloses information that may be material and non-public, he or she should immediately so advise the General Counsel.

H.	Committees of the Board

1.

Committee Structure - The Board has the following Committees: the Audit Committee, the Committee on Corporate Action, the Compensation Committee, the Corporate Governance Committee, the Development Committee, and the Securities Committee. The Board has the flexibility to form a new Committee. It is the policy of the Board that only independent directors serve on the Audit, Compensation and Corporate Governance Committees. All independent directors should be a member of at least one Committee and, ideally, two. The Board shall have authority to disband any ad hoc or standing Committee when it deems it appropriate to do so, provided that the Corporation shall at all times have Audit, Compensation, and Corporate Governance Committees and such other Committees as may be required by applicable law or listing standards.

The members of the Audit, Compensation and Corporate Governance Committees shall at all times meet the independence and other requirements of applicable law and listing requirements.

2.	Written Charters - Each standing Committee shall have a written charter, which shall be approved by the Board and state the purpose of such Committee. Committee charters shall be reviewed not less frequently than annually to reflect the activities of each of the respective Committees, changes in applicable law or regulation and other relevant considerations, and proposed revisions to such charters shall be approved by the Board.

3.	Assignment and Rotation of Members - The Corporate Governance Committee recommends to the Board the members and chairs of the Committees taking into account the desires of individual Board members and the suggestions of the CEO. The Board elects Committee members and designates Committee chairs.

It is the sense of the Board that consideration should be given to periodically rotating Committee chairs and members. The Board does not feel that Committee members’ rotation should be mandated as a policy since there may be reasons at a given point in time to maintain an individual director’s Committee membership for a longer period or to shorten the period. The learning time to become an active contributor on a particular Committee is also a factor. Committee chairs shall serve for a minimum of three years and a maximum of six years unless such limitations are shortened or extended by the Board.

4.	Agendas - The chair of each Committee, in consultation with its members and the appropriate corporate officers, will develop the Committee’s agenda and frequency and length of meetings consistent with its charter.

At the beginning of the fiscal year each Committee will establish a schedule of agenda subjects to be discussed during the year (to the extent these can be foreseen). The schedule for each Committee will be furnished to all directors.

Directors may attend any Board Committee meetings where subjects of particular interest to them are being discussed. It is expected, however, directors would consult with the chair of the Committee before attending.

I.	Compensation of Directors

The Board sets the level of compensation for directors, based on the recommendation of the Corporate Governance Committee. Directors who are also current employees of the Corporation receive no additional compensation for service as directors.

From time to time the Corporate Governance Committee shall review the amount and form of compensation paid to directors, taking into account the compensation paid to directors of other companies in its peer group and other large U.S. companies of similar size. An appropriate officer will report once a year to the Committee the status of the Corporation’s Board compensation in relation to its peer group and other U.S. companies of similar size. The Committee’s review may be conducted with the assistance of outside experts in the field of executive compensation.

Changes in Board compensation, if any, should come at the recommendation of the Corporate Governance Committee, but with full discussion and concurrence by the Board.

It is the policy of the Board that a portion of director compensation be in the form of stock. The current stock ownership target is three times the cash portion of the retainer within a five-year period after joining the Board.

J.	Director Orientation and Education

New Directors shall participate in an orientation program, which shall generally be conducted within two months of the new Director’s election. The agenda for the orientation program shall be determined by the Chairman, in consultation with the Chief Executive Officer (if different from the Chairman), the Chief Financial Officer, the General Counsel, and the Lead Director, who may consult, as appropriate, with Chairpersons of the standing Committees. The orientation program shall address the Corporation’s strategic plans, significant risk exposures, compliance programs (including its code of business conduct and ethics) and may include presentations by the Corporation’s executive management, internal auditors and independent auditors, as well as one or more visits to the Corporation’s headquarters or other operating sites. All Directors shall be invited to attend each orientation program. The Board shall encourage Directors to participate in continuing education programs, and the Corporation shall pay the reasonable expenses of attendance by a Director of at least one such program per year.

K.	Annual Assessment of the Board’s Performance

The Board shall conduct a self-evaluation at least annually to determine whether it and its Committees are functioning effectively. To assist the Board in this self-evaluation, the Corporate Governance Committee is responsible for preparing an annual assessment of the Board’s performance. This assessment will be discussed with the full Board following the end of each fiscal year. This assessment should be of the Board’s contribution as a whole and specifically review areas in which the Committee or the CEO believes a better contribution could be made. Its purpose is to increase the effectiveness of the Board, not to target individual Board members.

In addition, the Corporate Governance Committee is responsible for individual director assessments and shall obtain input for such assessments from all Board members other than the director being assessed. These assessments, including confidential feedback to the director, will be completed at least one year prior to a director’s anticipated nomination for a new term. The lead director shall be responsible for confidentially communicating the results of an individual director assessment to the director. The purposes of such assessments are to improve the effectiveness of each director and to provide input to the Corporate Governance Committee regarding whether a director should be nominated for a new term.

L.	Public Availability of Governance Documents

These Corporate Governance Guidelines; the charters for the Audit, Corporate Governance, and Compensation Committees; and the Corporation’s Code of Business Conduct and Ethics shall be posted on the Corporation’s website. The Corporation’s annual report on Form 10-K filed with the SEC shall state that the foregoing information is available on its website, and that the information is available in print to any shareholder who requests it.

V.	Guidelines For Determining the Independence of Directors

Following are the criteria to be used to determine the independence of each director of the Corporation, in accordance with the requirements set forth in Section 303A of the New York Stock Exchange Listed Company Manual, which apply to all companies listed with the NYSE, and as required by The Sarbanes-Oxley Act of 2002.

A director will be considered by the Board to be independent if the director has no material relationship with the Corporation (directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation) other than as a director. Material relationships may include, but are not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The following is a list of the criteria that the Board of Directors shall apply in making such determinations.

A.	A director who is an employee, or whose immediate family member is an executive officer, of the Corporation is not independent until three years after the end of such employment relationship.

B.	A director who receives, or whose immediate family member receives, during any 12 month period within the last three years more than $100,000 in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent.

C.	A director will not be independent if: (i) the director or an immediate family member is a current partner of the Corporation’s external or internal auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who participants in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediately family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company’s audit within that time.

D.	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Corporation’s present executives serves on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

E.	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Corporation for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues is not “independent” until three years after falling below such threshold.

F.	A director who is also a member of the Corporation’s Audit Committee must meet the following additional requirements regarding independence as required by Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934:

1.	A director is not independent if he or she accepts, directly or indirectly, any consulting, advisory, or other compensatory fee from the Corporation or any of its subsidiaries, other than the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Corporation (provided that such compensation is not contingent in any way on continued service)

3.	A director is not independent if he or she is an “affiliated person” (as defined in Section 10A-3 of the Exchange Act) of the Corporation or any of its subsidiaries.

Notwithstanding the categorical standards set forth above, in order for a director to be deemed to be independent under the NYSE Listed Company Manual, the Board of Directors must affirmatively determine that the director has no material relationship with the Corporation (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Corporation, including any contributions the Corporation made to a charitable organization of which the director serves as an executive officer).

VI.	Code of Business Conduct and Ethics

The Board expects all directors, as well as officers and employees, to display the highest standard of ethics, consistent with the longstanding values and standards of the Corporation. The Corporation has adopted a Code of Business Conduct and Ethics applicable to directors, officers and employees that is designed to support the values and standards of the Corporation and to comply with the laws, rules and regulations that govern the Corporation’s business. Directors are expected to report any possible conflict of interest between the director and the Corporation to the Board, and the Board shall take appropriate action. The Board or a Board committee must approve all waivers of the Code of Business Conduct and Ethics for executive officers and directors and all such waivers shall be promptly disclosed to shareholders through the Corporation’s website or other means in compliance with applicable law or rules of the NYSE.

VII.	Securityholder Communications Process

The Corporation shall provide a process for security holders to send communications to the Board. The Board has approved a process for such security holder communications based on the recommendation of the Corporate Governance Committee. Such communications process, along with the identity of the directors to whom security holders can send communications and other relevant information, shall be described in the proxy statement relating to the Corporation’s annual meeting of shareholders. The Board shall review such security holder communications process from time to time and implement such changes, if any, as it deems appropriate.

VIII.	Certification with respect to NYSE Corporate Governance Listing Standards

The Corporation’s CEO shall certify annually as required by NYSE rules that, as of the date of certification, he is not aware of any violations by the Corporation of applicable NYSE corporate governance listing standards. The Corporation’s CEO shall promptly notify the NYSE in writing after any executive officer of the Corporation becomes aware of any material non-compliance with any applicable NYSE corporate governance listing standard.

IX.	Revisions of These Guidelines

Each year, the Corporate Governance Committee shall re-evaluate these Guidelines and recommend to the Board such revisions as it deems necessary or appropriate for the Board to discharge its responsibilities more effectively.

EXHIBIT 7

Policy Regarding Approval of Services of Independent Auditor

I. Statement of Principles

Under the Sarbanes-Oxley Act of 2002 (the “Act”), the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to approve in advance all services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Corporation. To implement these provisions of the Act, the Securities and Exchange Commission (the “SEC”) has issued rules governing the audit committee’s engagement of the independent auditor, as well as rules setting forth the types of services that an independent auditor may not provide to its audit client.

The SEC’s rules provide two methods for approving in advance (referred to as “pre-approving”) the proposed services of the independent auditor. Services may be pre-approved as part of a specific engagement approved by the Audit Committee, or may be pre-approved if they have been generally authorized by the Audit Committee pursuant to a policy complying with SEC rules. Accordingly, and intending to comply with SEC rules, the Audit Committee has adopted this policy regarding the pre-approval of services of the independent auditor.

In pre-approving services, the Audit Committee will consider whether the provision of any service might impair the independence of the independent auditor. As part of that analysis, the Audit Committee shall consider whether the provision of the service, alone or in combination with other such services, would violate any of three basic principles recognized by the SEC: (i) the auditor cannot audit his or her own work, (ii) the auditor cannot function as a part of management, and (iii) the auditor cannot serve in an advocacy role for the client.

II. Specific Pre-approval

The annual audit services engagement terms and fees and any amendments thereto will be subject to the specific pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements.1 These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting.

In addition, any services that are not the subject of a general pre-approval under this policy shall require the Audit Committee’s specific pre-approval.

III. General Pre-approval

The Audit Committee shall periodically and not less than annually pre-approve the performance by the independent auditor of such audit, audit-related, tax and other services as it deems appropriate from time to time. Such pre-approval will require that the Audit Committee first receive and evaluate detailed back-up documentation regarding each service being pre-approved. Also, the Audit Committee will specify a maximum fee for each service being pre-approved, beyond which further approval of the Audit Committee will be required.

The period of time covered by any pre-approval shall be as specified in the terms of the pre-approval. However, it is anticipated that the Audit Committee will consider pre-approvals concurrently with its consideration of the annual audit services engagement, and that the term of each pre-approval will be twelve months.

[1]	The use of the term “audit services” herein is not intended to correspond to the grouping of services associated with the disclosure of “audit fees” in the proxy statement.

IV. Excluded Services

The Audit Committee will not approve the provision of any non-audit services by the independent auditor which are prohibited by the SEC. A list of the SEC’s prohibited non-audit services is included at Appendix A. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor the primary business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

V. Procedures

Proposed services of the independent auditor that are not the subject of a specific pre-approval pursuant to Section II above will be evaluated by the General Auditor. The General Auditor will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee and whether the fees for such services are within approved fee levels. If these conditions are satisfied, then the provision of services can commence and the General Auditor shall inform the Audit Committee at its next meeting of the services provided. Proposed services that do not satisfy these conditions require specific pre-approval by the Audit Committee and may be submitted to the Audit Committee by either the independent auditor or the General Auditor. The General Auditor will immediately report to the Audit Committee any breach of this policy that comes to his attention.

APPENDIX A

SEC PROHIBITED SERVICES

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client[2]

•	Financial information systems design and implementation[2]

•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports[2]

•	Actuarial services[2]

•	Internal audit outsourcing services[2]

•	Management Functions

•	Human Resources

•	Broker-dealer, investment adviser, or investment banking services

•	Legal services

•	Expert services unrelated to the audit

[2]	Unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the audit client’s financial statements.

LINCOLN NATIONAL CORPORATION

Annual Meeting of Shareholders to be held June 9, 2006

This Proxy/Voting Instruction is Being Solicited by the Board of Directors

PROXY

The undersigned shareholder of LINCOLN NATIONAL CORPORATION (the “Corporation”), an Indiana corporation, appoints JON A. BOSCIA, JILL S. RUCKELSHAUS and C. SUZANNE WOMACK or any one or more of them, the true and lawful attorney in fact and proxy of the undersigned, with full power of substitution to all or any one or more of them, to vote as proxy for and in the name, place and stead of the undersigned at the ANNUAL MEETING of the Shareholders of the Corporation, to be held at Delaware Investments, Inc., Second Floor Auditorium, Two Commerce Square, 2001 Market Street, Philadelphia, PA, 10:00 a.m., local time, or at any adjournment thereof, all the shares of stock in the Corporation shown on the other side (whether Common Stock or $3.00 Cumulative Convertible Preferred Stock, Series A) which the undersigned would be entitled to vote if then personally present, revoking any proxy previously given. This proxy/voting instruction also covers all shares as to which the undersigned has the right to give voting instructions to the trustees of the Corporation’s Employees’ and Agents’ Savings and Profit-Sharing Plans as well as the Jefferson-Pilot Teamshare and Agents’ Retirement Plans.

A majority of such attorneys and proxies who shall be present and shall act as such at the meeting or any adjournment thereof, or if only one such attorney and proxy be present and act, then that one, shall have and may exercise all the powers hereby conferred.

This proxy/voting instruction when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR THE PROPOSAL IN ITEM

2. If no voting instruction is given to the trustees, the trustees will vote your shares in proportion to the shares held by your plan for which voting instructions have been received.

AUTHORIZATION WILL, TO THE EXTENT PERMISSIBLE, BE GIVEN TO THE NAMED PROXIES, OR ANY ONE OR MORE OF THEM, IN THEIR DISCRETION TO ACT OR VOTE UPON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

(Continued, and to be Signed, on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

WITHHELD

FOR ALL FOR* NOMINEES

1. To elect Directors.

*For all nominees except as withheld as noted below.

The Board of Directors recommends a vote FOR items 1 and 2.

Nominees for three-year terms expiring 2009.

01 Jon A. Boscia

02 George W. Henderson, III

03 Eric G. Johnson

04 M. Leanne Lachman

05 Isaiah Tidwell

2	. To ratify the appointment of Ernst & Young LLP, as independent registered public accounting firm.

FOR AGAINST ABSTAIN

3. In their discretion, to act or vote upon other matters which may properly come before the meeting or any adjournment thereof.

- all as described more fully in Lincoln National Corporation’s proxy statement for the 2006 Annual Meeting of Shareholders.

All in accordance with the Notice of Annual Meeting of Shareholders and Proxy Statement for the meeting, receipt of which is hereby acknowledged.

Signature must be that of the Shareholder. If shares are held jointly, each shareholder named should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. If signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys in fact, etc., should so indicate when signing.

MARK HERE IF YOU PLAN TO ATTEND THE

ANNUAL MEETING

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/lnc

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you are acknowledging receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and of the Company’s Annual Report for 2005, and you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the Internet at www.LFG.com/proxy-annrep